UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐   Soliciting Material Pursuant to §240.14a-12

DealerTrack Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ], 2012

Dear Stockholder:

On behalf of the board of directors and management of DealerTrack Holdings, Inc., I invite you to attend our Annual Meeting of Stockholders. The meeting will be held on June 20, 2012, at 10:00 a.m. local time, at DealerTrack Holdings, Inc. Corporate Headquarters, 1111 Marcus Avenue, Suite M04, Lake Success, New York 11042.

The details of the business to be conducted at the Annual Meeting are provided in the attached Notice of the Annual Meeting of Stockholders and in the attached Proxy Statement.

It is important that your stock is represented, regardless of the number of shares you hold. After reading the enclosed Proxy Statement, please vote your proxy in accordance with the instructions provided.

If you have any questions about the meeting, please contact our Investor Relations Department at (888) 450-0478.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark F. O’Neil
Chairman of the Board,
President and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS

Date:	June 20, 2012

Time:	10:00 a.m. local time

Location:	DealerTrack Holdings, Inc. 1111 Marcus Ave, Suite M04 Lake Success, New York 11042

Matters To Be Voted On:	(1) To elect the three nominees named in the attached Proxy Statement as directors on the board of directors for three-year terms as Class I directors to serve until our 2015 Annual Meeting of Stockholders or until their successors are elected;

(2) To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(3) To approve on an advisory basis the compensation of our executive officers;

(4) To amend and restate our Third Amended and Restated 2005 Incentive Award Plan to provide for an increase in the number of shares of common stock we may issue under the 2005 Plan by 2.3 million to a total of 13.2 million shares; and

(5) To amend our Fifth Amended and Restated Certificate of Incorporation to change our name from “DealerTrack Holdings, Inc.” to “Dealertrack Technologies, Inc.”

Record Date:	April 23, 2012. You are eligible to vote if you were a stockholder of record at the close of business on this date.

Voting Methods:	By Mail In Person Via the Internet

Importance Of Vote:	Submit a proxy as soon as possible to ensure that your shares are represented.

Voting promptly will ensure that we have a quorum at the Annual Meeting and will save us proxy solicitation expenses.

By Order of the Board of Directors,

Gary N. Papilsky
Secretary

Lake Success, New York
[ ], 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2012.

The Proxy Statement and Annual Report on Form 10-K are available on our website at http://ir.dealertrack.com/annual-proxy.cfm

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Table of Contents

General Information	5
The Annual Meeting	5
Purpose of the Meeting	5
Information Concerning Voting and Solicitation of Proxies	5
Who Can Vote?	5
How You Can Vote	5
How You Can Access the Proxy Materials for the Annual Meeting	6
How To Revoke Your Proxy or Change Your Vote	6
How Many Votes You Have	7
Quorum	7
Votes Required	7
Attending the Annual Meeting	7
Proposal One: Election of Directors	8
General Information about our Board of Directors	8
Nominees	8
Recommendation of our Board of Directors	8
Information about Nominees for Election as Class I Directors	8
Information about the Members of Our Board of Directors Whose Terms of Office Do Not Expire at the Annual Meeting	9
Board Meetings Held During 2011	10
Board Independence	10
Board Leadership Structure	10
Board Oversight of Risk	11
Stockholder Communications with the Board of Directors	11
Director Attendance at Annual Meeting	11
Code of Business Conduct and Ethics	11
Committees	11
Non-Management Directors’ Compensation for Fiscal Year 2011	14
Audit Committee Report	17
Principal Accountant Fees and Services	18
Proposal Two: Ratification of Selection of Independent Registered Public Accounting Firm	18
Proposal Three: Advisory Vote on Compensation of Executive Officers	18
Proposal Four: Proposal to Amend and Restate Our Third Amended and Restated 2005 Incentive Award Plan	20
Proposal Five: Proposal to Amend our Fifth Amended and Restated Certificate of Incorporation	24
Executive Officers	25
Compensation Discussion and Analysis	27
Compensation Committee Report	35
Executive Compensation	36
Summary Compensation Table	36
All Other Compensation Table	38
Grants of Plan-Based Awards in 2011	39
Outstanding Equity Awards at 2011 Fiscal Year End	41
Option Exercises and Stock Vested in Fiscal 2011	43
Non-Qualified Deferred Compensation	44
Potential Payments upon Termination or Change in Control	45
Compensation Committee Interlocks and Insider Participation	47
Employment Agreements with Named Executive Officers	47
Equity Compensation Plan Information	49
Security Ownership of Certain Beneficial Owners and Management	50
Section 16(a) Beneficial Ownership Reporting Compliance	51
Certain Relationships and Transactions	52
Miscellaneous	52
Solicitation of Proxies	52
Deadline for Receipt of Stockholder Proposals for our 2013 Annual Meeting	52
Annual Report	54

Annex A: Fourth Amended and Restated DealerTrack Holdings, Inc. 2005 Incentive Award Plan	1

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DEALERTRACK HOLDINGS, INC.

1111 Marcus Ave., Suite M04

Lake Success, New York 11042

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held June 20, 2012

GENERAL INFORMATION

INFORMATION ABOUT THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

As was started last year, we are providing access to our proxy materials, including our Proxy Statement and Annual Report on Form 10-K, via the Internet rather than mailing a printed copy to each stockholder. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about [ ], 2012 we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to some of our stockholders and posted our proxy materials on the website referenced in the Notice (http://ir.dealertrack.com/2012proxy.cfm). As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

THE ANNUAL MEETING

Our board of directors is soliciting proxies to be used at our Annual Meeting of Stockholders to be held on June 20, 2012. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being made available to our stockholders on or about [ ], 2012.

PURPOSE OF THE MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting. The proposals are described in more detail in this Proxy Statement.

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

WHO CAN VOTE?

Only stockholders of record at the close of business on April 23, 2012 may vote at the Annual Meeting. As of [ ], 2012, there were [ ] shares of our common stock outstanding.

HOW YOU CAN VOTE

  Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock and Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares, and the Notice or proxy materials, including the Proxy Statement and proxy card, were sent directly to you by the Company.

Street Name Holders. If you hold your shares in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” The Notice or proxy materials, including the Proxy Statement and voting instruction card, were forwarded to you by the bank or broker holding your account, which is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that bank or broker on how to vote the shares held in your account.

You may vote using one of the following methods:

•	By Mail. If you received proxy materials by mail, you may vote your shares by mail by marking your proxy card, dating, signing and returning it in the postage-paid envelope provided. If you received a Notice, you may request a proxy card at any time by following the instructions on the Notice. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.

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•	In Person. If you are a stockholder of record, you may vote your shares in person by attending the Annual Meeting. If you are a street name holder, you may vote in person at the Annual Meeting if you have a legal proxy from the bank or broker that holds your shares. A legal proxy is a bank’s or broker’s authorization for you to vote the shares it holds in its name on your behalf.

•	Via The Internet. If you received proxy materials by mail, you also can vote through the Internet using the procedures and instructions described on the proxy card. If you received a Notice, you can vote through the Internet using the procedures and instructions described on the Notice. Street name holders may vote by Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials.

If the bank or broker that holds your shares does not have discretion to vote shares held in street name on a particular proposal and does not receive voting instructions on how to vote those shares, the bank or broker may return the proxy card without voting on that proposal. This is generally referred to as a “broker non-vote.” Your bank or broker generally may vote without instructions on routine matters such as the ratification of our independent registered public accounting firm. Your bank or broker generally may not vote without instructions on non-routine matters such as the election of directors, executive compensation and amendment of our Certificate of Incorporation.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card or vote via the Internet, but do not give voting instructions, the shares represented by that proxy will be voted as our board of directors recommends.

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the proxy card materials will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matter to be raised at the Annual Meeting.

HOW YOU CAN ACCESS THE PROXY MATERIALS FOR THE ANNUAL MEETING

Stockholders may access the proxy materials, which include the Notice of Annual Meeting, Proxy Statement (including a form of proxy card) and Annual Report on Form 10-K for the year ended December 31, 2011, on the Internet at http://ir.dealertrack.com/annual-proxy.cfm. We will also provide a hard copy of any of these documents free of charge upon request, which may be sent to Investor Relations, DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042, submitted via the form set forth on our Investor Relations site at http://ir.dealertrack.com/contactus.cfm or submitted by calling our Investor Relations department at (888) 450-0478.

Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will help preserve environmental resources.

Stockholders of Record. If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time by going directly to http://ir.dealertrack.com/2012proxy.cfm and following the enrollment instructions.

Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

Your election to receive proxy materials by email will remain in effect until you terminate it.

HOW TO REVOKE YOUR PROXY OR CHANGE YOUR VOTE

You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by:

•	Giving written notice of revocation to: Secretary, DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042;

•	Submitting another timely proxy or voting instruction card with a later date by mail;

•	Voting again over the Internet prior to 11:59 p.m., Eastern Time, on June 19, 2012 (or, if you are a street name holder, such earlier time as your bank or broker may direct); or

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•	Attending the Annual Meeting and voting in person. If your shares are held in street name, to vote at the Annual Meeting you must obtain a proxy executed in your favor from the holder of record. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

HOW MANY VOTES YOU HAVE

Each stockholder has one vote for each share of common stock that he or she owned on the record date for all matters being voted on.

QUORUM

A quorum is constituted by the presence, in person or by proxy, of holders of our common stock representing a majority of the aggregate number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

VOTES REQUIRED

Election of Directors.   The three nominees for director receiving the highest vote totals will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.   To pass, this proposal must receive a “for” vote of a majority of the votes present and entitled to vote in person or by proxy at the Annual Meeting. Abstentions will have the effect of a vote against the ratification of our independent registered public accounting firm.

Advisory Vote on Compensation of Our Executive Officers. The affirmative vote of a majority of the votes present and entitled to vote in person or by proxy at the Annual Meeting is required to adopt this advisory resolution. Since this proposal is advisory in nature, the results of this vote are not binding on the board of directors. However, the board will consider the results of this advisory vote when considering future executive compensation decisions. Abstentions will have the effect of a vote against adoption of the advisory resolution. Broker non-votes will have no effect on this proposal.

Amendment and Restatement of our Third Amended and Restated 2005 Incentive Award Plan. To pass, this proposal must receive a “for” vote of a majority of the votes present and entitled to vote in person or by proxy at the Annual Meeting. Abstentions will have the effect of a vote against this proposal and broker non-votes will not be counted as present with respect to this proposal.

Amendment and Restatement of our Fifth Amended and Restated Certificate of Incorporation to Change our Name to “Dealertrack Technologies, Inc.” To pass, this proposal must receive a “for” vote of a majority of the outstanding shares of Common Stock in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against this proposal.

 ATTENDING THE ANNUAL MEETING

Stockholders of Record. If you are a stockholder of record and received a Notice, the Notice is your admission ticket. If you are a stockholder of record and received proxy materials by mail, your admission ticket is attached to your proxy card. You will need to bring the Notice or the admission ticket and valid photo identification with you in order to be admitted to the Annual Meeting.

Street Name Holders. If you hold your shares in street name, bring your most recent brokerage statement or a letter from your broker or other nominee and valid photo identification with you to the Annual Meeting. We will use that statement or letter to verify your ownership of common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy from your bank or broker.

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PROPOSAL ONE:
ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS

Each of our directors is elected for a three-year staggered term. The eight members of our board of directors are divided into three classes: Class I, Class II and Class III. One class of directors is elected at each Annual Meeting. The following table shows our current directors, when the term of each class of directors expires and how each director is classified:

Class	Directors

Class I: Term expires 2012 and every three years thereafter	Messrs. Foy, Power and Tischler
Class II: Term expires 2013 and every three years thereafter	Ms. Lane and Messrs. McDonnell and Zwarenstein
Class III: Term expires 2014 and every three years thereafter	Ms. Cirillo-Goldberg and Mr. O’Neil

NOMINEES

The three nominees are listed below. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies will be voted for a nominee designated by the present board of directors to fill the vacancy. Each person elected as a director will continue to be a director until the 2015 Annual Meeting or until a successor has been elected.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our board of directors recommends that you vote FOR the election of each nominee listed below:

•	James Foy

•	James David Power III

•	Howard L. Tischler

None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption. Mr. O’Neil’s employment agreement provides that he shall serve as Chairman of the Board during the term of his agreement. Mr. Tischler was initially appointed to our board of directors pursuant to a stockholders’ agreement, which terminated on our initial public offering and is no longer in effect. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected.

INFORMATION ABOUT NOMINEES FOR ELECTION AS CLASS I DIRECTORS

James Foy, 65, has served on our board of directors since September 2008. Mr. Foy has been President and Chief Executive Officer of privately held Aspect Software, Inc. and two predecessor companies (Concerto Software, Inc. and Davox Corporation) since 2001. In 1991, he founded Constellation Software, Inc., a technology company, and served as its President and Chief Executive Officer for three years. In 1994, Constellation was acquired by VMark Software, Inc. a predecessor company of Ardent Software, which was subsequently acquired by Informix Corp. Mr. Foy remained with the surviving companies in a variety of senior executive positions including President of Informix until IBM acquired Informix in 2001. Earlier in his career, he was with Prime Computer, Inc. and International Computers Limited (ICL). Mr. Foy serves on the boards of both Aspect Software and privately held Kalido, Inc., an enterprise software company. From 2006 through 2008, Mr. Foy served on the board of Plant/CML, a privately held company that provides crisis communications and response technologies. Our board has determined that Mr. Foy’s independence and experience as the chief executive officer of numerous software companies qualify him to serve as a member of our board of directors.

James David Power III, 80, has served on our board of directors since June 2002. Mr. Power has spent more than 35 years at, is a founder of and, from 1996 until April 2005, served as the Chairman of the Board of J.D. Power and Associates, a marketing information firm. Mr. Power served as a director of IMPCO Technologies, Inc., a public company, which supplies alternative fuel products to the transportation, industrial and power generation industries, from 2000 to 2008. In 1992, Mr. Power was a recipient of the Automotive Hall of Fame’s Distinguished Service Citation, awarded each year to seven of the industry’s most accomplished leaders. Mr. Power holds honorary doctorate degrees from College of the Holy Cross, California Lutheran University, California State University, Northridge and College Misericordia. He also serves as an adjunct professor of marketing at California State University, Northridge. Mr. Power holds a BA from the College of the Holy Cross and an MBA from The Wharton School at the University of Pennsylvania. Our board has determined that Mr. Power’s independence and experience founding and building the marketing information firm, J.D. Power and Associates, as well as his extensive experience in the automotive industry, qualify him to serve as a member of our board of directors.

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Howard L. Tischler, 58, has served as lead director since April 2006 and on our board of directors since March 2003. Since January 2009, Mr. Tischler has been employed as Chairman and CEO of Enfocel, LLC, a management and online marketing consulting firm. From September 2005 through December 2008, Mr. Tischler was employed by First Advantage Corporation, where he served as Group President of First Advantage Dealer Services. From 2001 until September 2005, Mr. Tischler was President and Chief Executive Officer of First American Credit Management Solutions, Inc., or CMSI, which was a subsidiary of The First American Corporation, as well as Teletrack, Inc. From 1999 until our acquisition of Credit Online, Inc. from CMSI in 2003, Mr. Tischler was President and Chief Executive Officer of Credit Online. Mr. Tischler currently serves on the Engineering Advisory Board at George Washington University. He holds a BS in Mathematics from the University of Maryland and an MS in Engineering and Operations Research from The George Washington University. Our board has determined that Mr. Tischler’s independence, experience as President and Chief Executive Officer of Credit Online, Inc., an early entrant into DealerTrack’s industry, as well as his extensive experience with First Advantage Dealer Services and CMSI, have provided him with wide knowledge of our industry and qualify him to serve as a member of our board of directors.

INFORMATION ABOUT THE MEMBERS OF OUR BOARD OF DIRECTORS WHOSE TERMS OF OFFICE DO NOT EXPIRE AT THE ANNUAL MEETING

Class II Directors (terms expire at the 2013 Annual Meeting)

Ann B. Lane, 57, has served on our board of directors since July 2007. From April 2000 to January 2005, Ms. Lane was Managing Director, Co-Head of Syndicated & Leveraged Finance and Head of Bank Loan Capital Markets at JPMorgan. From 1997 to 2000, Ms. Lane was Managing Director and Global Co-Head of Bank Loan Syndications at Citigroup Inc. From 1995 to 1997, Ms. Lane was Global Industry Head, Aviation and Defense at Citigroup Inc., and from 1982 to 1995, Ms. Lane held a number of senior level positions at Citigroup, including Global Head of Corporate Debt Restructuring. Ms. Lane has been a Board Member of Musical Masterworks in Old Lyme, Connecticut since 2005 and was an Advisory Board Member of the New York City Ballet from 2005 to 2008. Ms. Lane holds a BS in Economics from the University of California at Berkeley. Our board has determined that Ms. Lane’s independence, qualification as an audit committee financial expert and extensive experience as a banking executive, qualify her to serve as a member of our board of directors.

John J. McDonnell, Jr., 74, has served on our board of directors since July 2005. Mr. McDonnell has been Chief Executive Officer and a Director of Phoenix Managed Networks, a privately held payments company, since February 2010. Prior to joining Phoenix, he served as Chief Executive Officer and a Director of ExaDigm, Inc., a leading innovator of modular IP-based technology, from October 2008 until February 2010. Mr. McDonnell is the founder of TNS, Inc., a leading provider of data communications services to processors of credit card, debit card and ATM transactions worldwide. Mr. McDonnell served as Chairman and Chief Executive Officer of TNS, Inc. from April 2001 to September 2006. Previously, he served as chairman and CEO of PaylinX Corp., a software provider for transaction processing, from November 1999 until it was sold to CyberSource Corp. in September 2000. He remained a director of CyberSource until its sale to VISA in 2010. Prior to that, Mr. McDonnell was President, Chief Executive Officer and a director of Transaction Network Services, Inc. from the time he founded the company in 1990. Mr. McDonnell is also a founder and director of the Electronic Funds Transfer Association. He was the recipient of KPMG Peat Marwick LLP’s 1997 High Tech Entrepreneur Award and the Rensselaer Polytechnic Institute 2002 Entrepreneur of the Year Award. Mr. McDonnell holds a BS in Electrical Engineering from Manhattan College, a MSEE from Renssalaer Polytechnic Institute and an Honorary Doctorate of Humane Letters from Marymount University. Our board has determined that Mr. McDonnell’s independence, experience as a chairman and chief executive officer of a public company and experience with companies providing transaction processing services and network services, qualify him to serve as a member of our board of directors.

Barry Zwarenstein, 63, has served on our board of directors since November 2007. Since January 2012, Mr. Zwarenstein has been Chief Financial Officer of Five9, Inc., a provider of virtual call center software. From September 2008 through November 2011, Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer of SMART Modular Technologies, Inc. From June 2004 through August 2008, Mr. Zwarenstein served as Executive Vice President and Chief Financial Officer for VeriFone Holdings, Inc. Prior to joining VeriFone, Mr. Zwarenstein served as Chief Financial Officer of Iomega Corporation from November 2001 to June 2004, of Mellanox Technologies Limited from January 2001 to June 2001, of Acuson Corporation from October 1998 to December 2000 and of Logitech S.A. from July 1996 to September 1998. Mr. Zwarenstein started his career at FMC Corporation, where he held a variety of financial positions, including, at the time of his departure, Chief Financial Officer for FMC Europe in Brussels, Belgium. Mr. Zwarenstein received a Bachelor of Commerce degree from the University of Natal, South Africa and an M.B.A. from the Wharton School at the University of Pennsylvania. He is qualified as a Chartered Accountant (South Africa). Our board has determined that Mr. Zwarenstein’s independence, qualification as an audit committee financial expert and experience as a chief financial officer of various public companies, qualify him to serve as a member of our board of directors.

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Class III Directors (terms expire at the 2014 Annual Meeting)

Mary Cirillo-Goldberg, 64, has served on our board of directors since December 2002, and served as lead director from May 2005 to April 2006. Since September 2003, Ms. Cirillo-Goldberg has served as an advisor to Hudson Venture Partners, L.P., a venture capital fund. Ms. Cirillo-Goldberg served as the Chairman and Chief Executive Officer of OPCENTER, LLC, a privately held company that provides help desk, e-commerce and network operations services, from March 2000 to September 2003. From June 1997 through March 2000, she served as Executive Vice President and Managing Director of Bankers Trust Corporation. Ms. Cirillo-Goldberg currently serves as a director of two other public companies: ACE Limited (since 2006) and Thomson Reuters Corporation (since 2005), and served as a director of Health Care Property Investors from 2004 through 2007, Cisco Systems, Inc. from 1998 through 2001, Quest Diagnostics, Inc. from 1996 through 2004 and GlobalServe Corporation, a private company, from 2003-2006. Our board has determined that Ms. Cirillo-Goldberg’s independence and experience as a director of various public companies, as well as her prior experience as a chief executive officer, qualify her to serve as a member of our board of directors.

Mark F. O’Neil, 53, has served as our Chairman of the Board, President and Chief Executive Officer since May 2005 and has served as a member of the board of directors since August 2001. From August 2001 to May 2005, Mr. O’Neil served as our Chief Executive Officer and President. Mr. O’Neil began his career at Intel Corporation, where he first developed knowledge of the technology industry. He subsequently worked for McKinsey & Co. before moving to the automotive industry in the late 1980s. His experience in the automotive industry includes serving as President of Ertley MotorWorld, a dealer group based in Pennsylvania. From this traditional retail dealer group, Mr. O’Neil went on to co-found and lead the development and rollout of CarMax, Inc., a publicly-held used automobile retailer. From June 2000 through January 2001, Mr. O’Neil was President and Chief Operating Officer of Greenlight.com, an online automotive sales website. Mr. O’Neil serves as a director of TrueCar, Inc. He became a director of TrueCar in conjunction with the sale of ALG by our DealerTrack Data Systems subsidiary in consideration for a 15% ownership interest in TrueCar. Mr. O’Neil is Chairman of the Board of Chrome Data Solutions LP, Chrome Data Operating, LLC and AutoChrome Company, of each of which Chrome Systems, Inc., a wholly-owned subsidiary of DealerTrack Holdings, Inc., owns 50%. Mr. O’Neil also serves as a director of DealerTire LLC, a privately held company. Mr. O’Neil holds a BS in Industrial Engineering from Worcester Polytechnic Institute and an MBA from Harvard Business School. Our board has determined that Mr. O’Neil’s experience as our Chairman of the Board, President and Chief Executive Officer as well as his experience in the automotive retail industry provide him with extensive insight into our operations and qualify him to serve as Chairman of the Board.

BOARD MEETINGS HELD DURING 2011

Our board of directors held six meetings during 2011 and acted one time by written consent. During 2011, each director attended at least 80% of the board of directors and committee meetings held while such director served as a director and committee member. At each regular meeting of the board of directors, the non-management directors met in executive session with our lead director presiding.

 BOARD INDEPENDENCE

The Nominating and Corporate Governance Committee and our board of directors annually assess the independence of the non-management directors by reviewing the financial and other relationships between the directors and us. This review is designed to determine whether these directors are independent under the criteria established by the NASDAQ Stock Market (“NASDAQ”) for independent board members. The Nominating and Governance Committee and our board of directors have determined that all of our non-management directors (i.e., directors other than Mr. O’Neil) qualify as independent under those standards.

BOARD LEADERSHIP STRUCTURE

Mark O’Neil serves as both Chairman of the Board and Chief Executive Officer. The board of directors believes that having Mr. O’Neil serve in both capacities is in the best interests of the company and its stockholders because it enhances communication between the board and management and allows Mr. O’Neil to more effectively execute the company’s strategic initiatives and business plans and confront its challenges. Mr. O’Neil possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the company and is best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. Mr. O’Neil’s employment agreement provides that he shall serve as the Chairman of the Board during the term of his agreement. The board believes that the appointment of an independent Lead Director to lead regular executive sessions of the non-management directors, along with the board’s strong committee system and substantial majority of independent directors, allow it to maintain effective oversight of management.  The board of directors has designated Mr. Tischler as the Lead Director.

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BOARD OVERSIGHT OF RISK

Our board of directors oversees our management, which is responsible for the day-to-day issues of risk management. Our board’s committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee focuses on financial risk, such as including the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee manages non-financial business risk, as well as risks associated with corporate governance, board organization, membership and structure. In addition, members of management may report directly to the board of directors on significant risk management issues.

 STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties may communicate with any of our directors, including our non-management directors, by writing to them c/o Secretary, DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042. Our Secretary will forward all correspondence to the board of directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within DealerTrack for review and possible response.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

Our board of directors’ policy regarding director attendance at the Annual Meeting is that they are welcome to attend, and that we will make all appropriate arrangements for directors who choose to attend. Mr. O’Neil attended our 2011 Annual Meeting.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our Code of Business Conduct and Ethics is available on our website at www.dealertrack.com. A copy of our Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon request directed to: DealerTrack Holdings, Inc., 1111 Marcus Avenue, Suite M04, Lake Success, NY 11042, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting such information on our website at www.dealertrack.com.

COMMITTEES

Our board of directors has four standing committees:   Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee. All committee members are non-management directors who, in the opinion of our board of directors, are independent as defined under applicable NASDAQ listing standards. Our board of directors has approved a written charter for each committee which is available at www.dealertrack.com.

Audit Committee.   Our Audit Committee consists of Ms. Lane and Messrs. Zwarenstein and McDonnell. Mr. Zwarenstein serves as chairperson of the Audit Committee. Our board of directors has determined that each member of the Audit Committee is independent and that Ms. Lane and Mr. Zwarenstein are each audit committee financial experts, as defined by SEC rules, and have financial sophistication, in accordance with the applicable NASDAQ listing standards. During 2011, the Audit Committee held thirteen meetings. The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s responsibilities include assisting our board of directors in its oversight and evaluation of:

•	the integrity of our financial statements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our independent registered public accounting firm.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee. The Audit Committee also reports to stockholders as required by the SEC (please see page 17).

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Compensation Committee. We have a Compensation Committee consisting of Ms. Cirillo-Goldberg and Messrs. Foy and McDonnell. Mr. McDonnell serves as chairperson of the Compensation Committee. During 2011, the Compensation Committee held eight meetings. The purpose of our Compensation Committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Specific responsibilities of our Compensation Committee include:

•	reviewing and recommending approval of compensation of our executive officers;

•	administering our stock incentive and employee stock purchase plans;

•	reviewing and making recommendations to our board of directors with respect to incentive compensation and equity plans; and

•	reviewing and planning for the succession of the Chief Executive Officer and other key executives.

Our board of directors has determined that each member of the Compensation Committee is independent in accordance with the applicable NASDAQ listing standards. The Compensation Committee also reports to stockholders on executive compensation items as required by the SEC (please see page 35).

Nominating and Corporate Governance Committee. We have a Nominating and Corporate Governance Committee consisting of Ms. Cirillo-Goldberg and Messrs. Power and Tischler. Mr. Tischler serves as chairperson of the Nominating and Corporate Governance Committee. During 2011, the Nominating and Corporate Governance Committee held four meetings. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying and recommending nominees for election to our board of directors;

•	determining committee membership and composition;

•	evaluating non-financial risks to our business; and

•	overseeing the evaluation of our board of directors.

The board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent in accordance with the applicable NASDAQ listing standards.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the board of directors, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Secretary at 1111 Marcus Avenue, Suite M04, Lake Success, NY 11042. Our Secretary will forward all recommendations to the committee. Stockholders must submit their recommendations on or before January 1, 2013 and provide the following information:

•	the name, address and telephone number of the recommending stockholder;

•	a representation that the stockholder is a record holder of our securities, or evidence of ownership;

•	the number of shares owned by the recommending stockholder and the time period for which such shares have been held;

•	a statement from the recommending stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next Annual Meeting;

•	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate;

•	a description of all arrangements or understandings between the recommending stockholder and the proposed director candidate;

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•	the consent of the proposed director candidate (i) to be named in the proxy statement and (ii) to serve as a director if elected; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

The Nominating and Corporate Governance Committee may consider the following criteria in recommending candidates for election to the board of directors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of the Company’s operations; and

•	practical and mature business judgment.

The Nominating and Corporate Governance Committee seeks to recommend candidates that further the objective of having a board that encompasses a broad range of talents and expertise and reflects a diversity of background, experience and viewpoints. The Nominating and Corporate Governance Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying board candidates.

Investment Committee.   We have an Investment Committee consisting of Ms. Lane and Messrs. Foy and Tischler. Ms. Lane serves as chairperson of the Investment Committee. The Investment Committee was formed in January 2006. The purpose of our Investment Committee is to review investment and acquisition opportunities, approve certain acquisition and investment transactions and also make recommendations to our board of directors. During 2011, the Investment Committee held five meetings.

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NON-MANAGEMENT DIRECTORS’ COMPENSATION FOR FISCAL YEAR 2011

Directors who are also employees receive no fees for their services as directors. During 2011, all other directors received the following compensation for their services:

Annual Fee:	$50,000 per director.
Initial Equity Grant:

Options to purchase 30,000 shares of our common stock upon becoming a director. The grant vests in three equal annual installments commencing on the first anniversary of the grant date, subject to the director’s continued service on the board. No Initial Equity Grants were granted in 2011 because no new directors were appointed.

Annual Equity Grant:	Restricted stock units equal to a fixed dollar value of $135,000 are granted each year on the date of our Annual Meeting. This grant vests on the day of the following Annual Meeting, subject to the director’s continued service on the board.

Directors are eligible to participate in the Directors’ Deferred Compensation Plan, a non-qualified retirement plan. The Directors’ Deferred Compensation Plan allows our non-employee directors to elect to defer between zero and 100% of the fees they would otherwise be entitled to receive in cash for services rendered as directors. Amounts deferred under the Directors’ Deferred Compensation Plan are general liabilities of ours and are represented by bookkeeping accounts maintained on behalf of the participants. Such accounts are deemed to be invested in share units that track the value of our common stock. Distributions will generally be made to a participant either following the end of the participant’s service on our board of directors, following a change of control if so elected, or at a specified time elected by the participant prior to the deferral. Distributions will generally be made in the form of shares of our common stock. Our Directors’ Deferred Compensation Plan is intended to comply with Section 409A of the Internal Revenue Code.

Our stock ownership and retention program requires non-employee members of our board of directors to own shares equal in value to four times their annual retainer. Directors are expected to attain the required share ownership level within five years from joining our board of directors.

The following table sets forth our non-management directors’ compensation for 2011.

		Restricted
Name	Fees Earned or Paid in Cash	Stock Unit Awards (RSU’s) (1)	Option Awards (2)	Total

Mary Cirillo-Goldberg	$50,000	$135,005	$-	$185,005
James Foy	50,000	135,005	-	185,005
Ann B. Lane	50,000	135,005	-	185,005
John J. McDonnell, Jr.	50,000	135,005	-	185,005
James David Power III	50,000	135,005	-	185,005
Howard L. Tischler	50,000	135,005	-	185,005
Barry Zwarenstein	50,000	135,005	-	185,005

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(1)	The following chart shows the details for each director’s outstanding restricted common stock and RSU’s as of December 31, 2011, including the grant date fair value of each award.

Name	Restricted Common Stock Grant Date	Number Granted	Grant Date Fair Value	Outstanding Restricted Common Stock / RSU’s

Mary Cirillo-Goldberg	5/26/2005	3,500	$17.10	-
	6/14/2006	3,500	21.94	-
	7/11/2007	3,500	39.05	-
	6/03/2008	6,828	19.77	-
	6/17/2009	8,749	15.43	-
	5/24/2010	8,610	15.68	-
	5/23/2011	6,139	21.99	6,139
James Foy	9/19/2008	4,888	20.71	-
	6/17/2009	8,749	15.43	-
	5/24/2010	8,610	15.68	-
	5/23/2011	6,139	21.99	6,139
Ann B. Lane	7/11/2007	3,500	39.05	-
	6/03/2008	6,828	19.77	-
	6/17/2009	8,749	15.43	-
	5/24/2010	8,610	15.68	-
	5/23/2011	6,139	21.99	6,139
John J. McDonnell, Jr.	7/28/2005	3,500	18.00	-
	6/14/2006	3,500	21.94	-
	7/11/2007	3,500	39.05	-
	6/03/2008	6,828	19.77	-
	6/17/2009	8,749	15.43	-
	5/24/2010	8,610	15.68	-
	5/23/2011	6,139	21.99	6,139
James David Power III	5/26/2005	3,500	17.10	-
	6/14/2006	3,500	21.94	-
	7/11/2007	3,500	39.05	-
	6/03/2008	6,828	19.77	-
	6/17/2009	8,749	15.43	-
	5/24/2010	8,610	15.68	-
	5/23/2011	6,139	21.99	6,139
Howard L. Tischler	5/26/2005	3,500	17.10	-
	6/14/2006	3,500	21.94	-
	7/11/2007	3,500	39.05	-
	6/03/2008	6,828	19.77	-
	6/17/2009	8,749	15.43	-
	5/24/2010	8,610	15.68	-
	5/23/2011	6,139	21.99	6,139
Barry Zwarenstein	11/06/2007	2,625	47.98	-
	6/03/2008	6,828	19.77	-
	6/17/2009	8,749	15.43	-
	5/24/2010	8,610	15.68	-
	5/23/2011	6,139	21.99	6,139

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(2)	The following chart shows the details for each director’s outstanding options as of December 31, 2011, including the grant date fair value of each option computed in accordance with ASC Topic 718, Compensation- Stock Compensation. For awards granted prior to January 1, 2006, the grant date fair value column represents the intrinsic value recorded under APB 25.

	Option	Number	Exercise	Grant Date	Outstanding Stock Options
Name	Grant Date	Granted	Price	Fair Value	(Exercisable)

James Foy	9/19/2008	30,000	$20.71	$8.60	30,000
Mary Cirillo-Goldberg	1/30/2003	6,250	2.80	-	6,250
	5/26/2005	50,000	12.92	4.18	50,000
Ann B. Lane	7/11/2007	30,000	39.05	17.88	30,000
John J. McDonnell, Jr.	7/28/2005	30,000	17.08	0.92	10,000
James David Power III	6/18/2002	6,250	2.80	-	6,250
	5/26/2005	50,000	12.92	4.18	50,000
Howard L. Tischler	5/26/2005	40,000	12.92	4.18	40,000
Barry Zwarenstein	11/06/2007	30,000	47.98	21.44	30,000

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AUDIT COMMITTEE REPORT

The Audit Committee of DealerTrack Holdings, Inc. hereby reports as follows:

1.  Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited consolidated financial statements with the company’s management.

2.  The Audit Committee has discussed with the company’s independent registered public accounting firm the overall scope of and plans for its audit. The Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the company’s financial reporting process and internal accounting controls in addition to other matters required to be discussed by the Public Company Accounting Oversight Board standards.

3.  The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, or PwC, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

4.  All audit and non-audit services, other than de minimus non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair their independence.

5.  Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the board of directors of DealerTrack Holdings, Inc. and the board of directors has approved, that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Barry Zwarenstein (chairperson)

Ann B. Lane

John J. McDonnell, Jr.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees billed by PwC for 2011 and 2010:

	2011	2010

Audit fees (1):	$1,149,400	$967,549
Audit-related fees (2):	381,000	608,680
All other fees (3):	1,500	1,500

Total:	$1,531,900	$1,577,729

(1)	Audit fees consisted of audit work performed on our consolidated financial statements, as well as work normally performed by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)	Audit-related fees consisted of due diligence and other work related to acquisitions and attestation services not required for statutory or regulatory purposes.

(3)	All other fees are related to licensing technical accounting software.

All of the audit-related and other services that provided PwC to us in 2011 and 2010 were approved by the Audit Committee by means of specific preapprovals or pursuant to the procedures contained in the pre-approval policies and procedures established by the Audit Committee.

PROPOSAL TWO:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected, subject to ratification by our stockholders, PwC to serve as our independent registered public accounting firm for the 2012 fiscal year. Additional information concerning the Audit Committee and its activities with PwC can be found in the “Audit Committee Report” on page 17 and the section titled “Principal Accountant Fees and Services.”

The Sarbanes-Oxley Act of 2002 and Section 10A of the Securities Exchange Act of 1934 require that the Audit Committee of the board of directors be directly responsible for the appointment, compensation and oversight of the audit work of our independent registered public accounting firm. Ratification by the stockholders of the selection of PwC is not required by law, our bylaws or otherwise. However, the board of directors is submitting the selection of PwC for stockholder ratification to ascertain stockholders’ views on the matter.

A representative of PwC will attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

Our Board of Directors recommends that you vote FOR the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

PROPOSAL THREE:
ADVISORY VOTE ON THE COMPENSATION OF EXECUTIVE OFFICERS

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables stockholders to vote to approve on an advisory, nonbinding basis, the compensation of our named executive officers, as we have described it in the “Executive Compensation” section of this proxy statement, beginning on page 36. This vote, commonly known as a “say-on-pay” vote, provides stockholders with the opportunity to express their views on our named executive officers’ compensation. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The board of directors has adopted a policy providing for annual say-on-pay votes. Unless the board modifies this policy, the next say-on-pay vote will be held at our 2013 Annual Meeting of Stockholders.

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Compensation Philosophy

As described in the section of this proxy statement entitled “Compensation Discussion and Analysis”, our executive compensation program is designed to:

•	balance rewards for executives between short-term results and the long-term strategic decisions needed to ensure sustained success for the Company and its stockholders over time;

•	attract and retain high-performing executive talent by paying competitive compensation;

•	provide rewards consistent with performance by tying both the annual cash incentive program and the long-term equity incentive program to corporate performance; and

•	provide equity-based long term incentives that align management and stockholder interests.

We seek to provide executive compensation that is competitive with a peer group of companies similar in size to ours. The Compensation Committee uses the peer group compensation data primarily to ensure that salary is targeted at the median percentile and performance based compensation is targeted at the 75th percentile, providing an opportunity for the annual cash bonus and equity value to attain the 75th percentile when targeted performance levels are met. While the peer group market data provide a useful starting point for compensation decisions, the Compensation Committee also takes into account factors such as level of responsibility, prior experience, individual performance, and internal pay relationships in arriving at final compensation decisions. The elements of executive compensation are base salary, annual and long term incentive plans, and annual grants of equity awards. Executive compensation has a high proportion of total direct compensation delivered through pay-for-performance incentive and long-term equity compensation, equating to a greater proportion of at-risk compensation.

Please see our “Compensation Discussion and Analysis” (beginning on page 27), the compensation tables and related narrative disclosures for detailed information about our executive compensation programs, including information about the fiscal 2011 compensation of our named executive officers.

Compensation Adjustments

In an effort to align executive compensation with Company performance, the performance metrics in our executive compensation plans include revenue, adjusted EBITDA, adjusted net income and total stockholder return. The objective of these programs is to focus our named executive officers on achieving both short and long-term financial results. At least 33% of our executives’ incentive awards are performance-based.

2011 was anticipated to be a year of recovery for the economy and our business. The Compensation Committee considered our Company’s 2011 budget and financial performance expectations in designing the 2011 named executive officer compensation program.

DealerTrack’s financial performance for 2011 exceeded expectations, and consequently each of our executive officers received total direct annual compensation (base salary, target incentive award opportunity and awarded value of stock options and restricted stock units) greater than his or her target amount in alignment with the Committee’s pay-for performance philosophy. Specifically, each named executive officer received a bonus for 2011 over his or her bonus target but less than his or her maximum bonus. The bonuses ranged from 155% of bonus target to 204% of bonus target.

Accordingly, we are requesting your nonbinding vote on the following resolution:

“RESOLVED, that the stockholders of DealerTrack Holdings, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures.”

This say-on-pay vote is advisory and, therefore, not binding on DealerTrack, our Board, or the Compensation Committee of the Board. Our Board and Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions and arrangements.

Our Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

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PROPOSAL FOUR:
PROPOSAL TO AMEND AND RESTATE OUR THIRD AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN

On March 28, 2012, our board of directors provided their written consent for us to amend and restate the Third Amended and Restated DealerTrack Holdings, Inc. 2005 Incentive Award Plan, or the Third Restated 2005 Plan, and to rename it the Fourth Amended and Restated DealerTrack Holdings, Inc. 2005 Incentive Award Plan, or the Fourth Restated 2005 Plan. Accordingly, the board of directors is recommending this proposal to our stockholders for approval.

As of February 29, 2012, there were 1,753,668 shares of common stock available for grant under the Third Restated 2005 Plan. The Fourth Restated 2005 Plan would increase the reserved shares of our common stock under the plan by 2,300,000 shares. The addition of these shares of common stock would allow the Compensation Committee to continue to use stock-based awards to attract and retain employees and directors, further align employee and stockholder interests, continue to link employee compensation with Company performance and maintain a culture of ownership.

The material features of the Fourth Restated 2005 Plan are:

•	in connection with the Fourth Restated 2005 Plan, 2,300,000 new shares will be authorized for issuance;

•	any shares underlying grants under the Third Restated 2005 Plan that are forfeited, cancelled or are terminated (other than by exercise) in the future are added back to the shares of common stock available for issuance under the Fourth Restated 2005 Plan;

•	shares tendered or held back for taxes will not be added to the reserved pool under the Fourth Restated 2005 Plan;

•	upon the exercise of a SAR, the gross number of shares will be reduced from the reserved pool;

•	we may grant non-qualified stock options, restricted common stock, SARs, performance shares, performance stock units, stock payment awards, deferred stock awards, restricted stock units, performance-based awards (payable either in cash or in shares) to our employees, directors or consultants, and additionally, we may grant incentive stock options to our employees;

•	the term of new stock option grants and SARs is limited to seven years;

•	the maximum number of shares of common stock that may be awarded under the Fourth Restated 2005 Plan to any one person during any one year is 750,000 shares and the maximum amount payable with respect to cash performance bonus awards to a “Covered Employee” (as defined in the Internal Revenue Code of 1986, or the Code) during any fiscal year is limited to $3,000,000;

•	to ensure that certain awards granted under the Fourth Restated 2005 Plan to a Covered Employee qualify as “performance-based compensation” under Section 162(m) of the Code, the Fourth Restated 2005 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), economic value-added, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow, or cash net income), cash net income, return on capital, return on assets, return on stockholders’ equity, total stockholder return, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, price per share of stock, market share, number of customers and market capitalization, any of which may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle; and

•	The term of the Fourth Restated 2005 Plan is now extended to March 28, 2022.

Based solely on the closing price of our common stock as reported by NASDAQ on March 15, 2012, the maximum aggregate market value of the additional 2,300,000 new shares of common stock that could be issued under the Fourth Restated 2005 Plan is approximately $71.7 million. The shares we issue under the Fourth Restated 2005 Plan will be authorized but unissued shares.

Summary of the Fourth Restated 2005 Plan

The following description of certain features of the Fourth Restated 2005 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Fourth Restated 2005 Plan that is attached hereto as Annex A.

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Administration

The Compensation Committee of the board of directors is authorized to administer the Fourth Restated 2005 Plan. The Compensation Committee has the power, subject to the provisions of the Fourth Restated 2005 Plan, to designate participants to receive awards, determine the type or types of awards to be granted to each participant, determine the number of awards to granted and the number of shares of stock to which an award will relate, determine the terms and conditions of any award, including the exercise price, grant price, purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on exercisability, and provisions dealing with non-competition and recapture of gain on an award, to determine whether, and to what extent and pursuant to what circumstances an award may be settled in or the exercise price may be paid in cash, stock other awards or other property, determine when an award may be canceled, forfeited or surrendered, prescribe the form of each award agreement, establish adapt or revise any rules and regulations necessary or advisable to administer the plan, interpret the terms of the plan or any award agreement and make all other decisions and determinations that may be required pursuant to the plan or in the determination of the Compensation Committee. The Compensation Committee may also delegate to one or more of our officers the power to designate which of our non-officer employees shall receive stock awards and the number of shares of common stock that will be subject to each award, subject to a maximum aggregate number of shares specified by the Compensation Committee at the time the delegation to the officers is made.

Eligibility

Persons eligible to participate in the Fourth Restated 2005 Plan will be officers, employees, non-employee directors and consultants of the Company. As of March 15, 2012, approximately 626 individuals were eligible to participate in the Fourth Restated 2005 Plan.

Types of Equity-Based Awards

Stock Options. The Compensation Committee may grant stock options to eligible persons under the Fourth Restated 2005 Plan. Each option granted pursuant to the Fourth Restated 2005 Plan is designated at the time of grant as either an incentive stock option or as a non-qualified stock option. Non-qualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of the Company and its related entities. The option term of new option grants is limited to seven years. All options must have a per share option exercise price that is not less than the fair market value of shares of our common stock on the grant date.

Restricted Common Stock. Participants’ rights with respect to grants of restricted common stock awarded under the Fourth Restated 2005 Plan are subject to transferability and forfeiture restrictions during a restricted period. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder, including the right to vote the restricted common stock and to receive dividends.

Restricted Stock Units and Deferred Stock Units. Each restricted stock unit and deferred stock unit awarded by the Compensation Committee entitles the participant to receive one share of common stock for each unit at the end of the vesting or deferral periods. A holder of restricted stock units or deferred stock units has no voting rights, rights to receive cash distributions or other rights as a stockholder until shares of common stock are issued to the holder in settlement of the stock units.

Stock Appreciation Rights. SARs are awards that give the recipient the right to receive an amount equal to (1) the number of shares exercised under the right, multiplied by (2) the amount by which our stock price exceeds the fair market value of shares of our common stock on the grant date. Payment may be in shares of our common stock with equivalent value. The term of SARs is limited to seven years. SARs expire under the same rules that apply to stock options.

Performance Awards. Holders of performance shares or units will be entitled to receive payment in shares of our common stock if the performance goals established by the Compensation Committee are achieved. The Compensation Committee may also award incentive bonuses in the form of cash upon the attainment of performance goals established by the Compensation Committee.

Change of Control

In connection with any change of control, except as may otherwise be provided in any applicable award or employment agreement, unless awards granted pursuant to the Fourth Restated 2005 Plan are converted, assumed or replaced by the successor entity, the awards will automatically become fully vested and exercisable and all forfeiture restrictions with respect to such awards shall lapse prior to the consummation of the change in control. In addition, with respect to any awards, in connection with any change in control (or other unusual or nonrecurring transaction affecting us or our consolidated financial statements), the Compensation Committee, in its sole discretion, may:

•	provide for the termination of any award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of such change in control or other transaction;
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•	replace outstanding awards with other rights or property selected by the Committee;

•	provide that after the occurrence of the transaction, the award cannot vest, be exercised or become payable;

•	provide that an award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Fourth Restated 2005 Plan or the applicable award agreement; or

•	provide that each outstanding option shall be assumed or substituted for an equivalent award, right or property by any successor corporation.

Any such action may be effected by the Compensation Committee either by the terms of the applicable award agreement or by action of the Compensation Committee taken prior to the change of control.

Adjustments for Stock Dividends, Stock Splits, Etc.

The Compensation Committee shall make appropriate adjustments to the number of shares of common stock that are subject to the Fourth Restated 2005 Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding

Participants in the Fourth Restated 2005 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or vesting of other awards.

Amendments, Suspension and Termination

The Compensation Committee is generally authorized to adopt, amend and rescind rules relating to the administration of the Fourth Restated 2005 Plan, and to amend, suspend and terminate the Fourth Restated 2005 Plan. However, we must generally obtain approval of our stockholders: (i) to increase the number of shares of our common stock that may be issued under the Fourth Restated 2005 Plan; (ii) to permit the Compensation Committee to grant options with an exercise price below fair market value on the date of grant, (iii) to permit the Compensation Committee to extend the exercise period for an option or an SAR beyond seven years from the date of grant, or (iv) that results in a material increase in benefits or a change in eligibility requirements.

New Plan Benefits

As described under “Non-Management Directors’ Compensation for Fiscal Year 2011”, each of our outside directors receives an annual equity grant of a fixed amount of restricted stock units equal to $135,000 on the date of our Annual Meeting of Stockholders. All other awards granted under the Fourth Restated 2005 Plan will be made at the discretion of our Compensation Committee. Set forth below are awards granted in 2011 under the Third Restated 2005 Plan. Information regarding 2011 equity grants to the named executive officers is detailed under “Executive Compensation” below.

	Restricted Common Stock		Stock Options		Restricted Stock Units
	Dollar	Number	Dollar	Number	Dollar	Number
Name and Position	Value ($)	(#)	Value ($)	(#)	Value ($)	(#)

All current executive officers, as a group	—	—	$2,041,435	289,523	$2,185,922	122,776
All current directors who are not executive officers, as a group (1)	—	—	—	—	$945,035	42,973
All current employees who are not executive officers, as a group	—	—	$4,278,829	488,890	$6,807,882	332,880

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(1)	Each of our outside directors receives an annual equity grant of a fixed number of shares of restricted stock units equal to $135,000 on the date of our Annual Meeting of Stockholders. The actual number of shares is based on the market price of our common stock on the date of grant.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Fourth Restated 2005 Plan. It does not describe all federal tax consequences under the Fourth Restated 2005 Plan, nor does it describe state or local tax consequences.

Stock Options. The grant of stock options under the Plan will not result in taxable income at the time of the grant for either the Company or the optionee. Upon exercising an incentive stock option, the optionee will have no taxable income (except for the alternative minimum tax, if applicable) and the Company will receive no deduction. Upon exercising a non-qualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price, and the Company will be entitled to a deduction for the same amount. The optionee’s income is subject to withholding tax as wages. The tax treatment of the optionee upon a disposition of shares of common stock acquired through the exercise of a stock option is dependent upon the length of time that the shares have been held and whether such shares were acquired by exercising an incentive stock option or a non-qualified stock option. If an employee exercises an incentive stock option and holds the shares for two years from the date of grant and one year after exercise, then any gain or loss upon the sale of the underlying shares will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a non-qualified stock option. Generally, upon the sale of shares obtained by exercising a non-qualified stock option, the optionee will treat the gain realized on the sale as a short-term or long-term capital gain, depending on the length of the holding period. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of common stock acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

Restricted Common Stock. An award of restricted common stock will not result in taxable income to the participant at the time of grant. Upon the lapse of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses. Alternatively, within 30 days after receipt of the restricted common stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted common stock on the date of such award determined without regard to the restrictions.

The Company will be entitled to a deduction for the year in which the participant recognizes ordinary income with respect to the restricted common stock in an amount equal to such income.

Other Awards. The current federal income tax consequences of other awards authorized under the Fourth Restated 2005 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options. Restricted stock units and deferred stock units are taxed and deductible when the recipient receives shares of common stock in settlement of such units. Stock-based or cash-based performance awards, and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions

Under Section 162(m) of the Code, our deduction for certain awards under the Fourth Restated 2005 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the Summary Compensation Table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Fourth Restated 2005 Plan is structured to allow grants to qualify as performance-based compensation.

Vote Required

Under our bylaws, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Fourth Restated 2005 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

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Recommendation of our Board of Directors

Our Board of Directors recommends that you vote FOR the approval of the Fourth Amended and Restated DealerTrack Holdings, Inc. 2005 Incentive Award Plan.

PROPOSAL FIVE:
PROPOSAL TO AMEND OUR FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO “DEALERTRACK TECHNOLOGIES, INC.”

The Corporation proposes to amend the Corporation’s Fifth Amended and Restated Certificate of Incorporation to change the name of the Corporation from “DealerTrack Holdings, Inc.” to “Dealertrack Technologies, Inc.” The Board of Directors has determined that it would be in the best interests of the Corporation and its stockholders to seek approval for this name change, including the corresponding amendment to the Corporation’s Fifth Amended and Restated Certificate of Incorporation.

In 2012, our management team decided to update our brand name by replacing the uppercase ‘T’ in ‘DealerTrack’ with a lowercase ‘t’ and replacing ‘Holdings’ with ‘Technologies’. We believe that these changes highlight the expansion of our product offerings to include a wide range of software and solutions for various participants in the automotive retail industry, including dealers, lenders, OEMs, and others. We also believe that the addition of ‘Technologies’ provides more information to the public regarding what kind of businesses we participate in. Adopting this new corporate name, which will correlate with a new visual brand identity, is part of a strategic plan to create an enhanced brand experience for our customers.

If the proposal to amend the Corporation’s Fifth Amended and Restated Certificate of Incorporation to change its name to “Dealertrack Technologies, Inc.” is approved by our stockholders at the Annual Meeting of Stockholders, a Certificate of Amendment to the Corporation’s Fifth Amended and Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware to effect the name change as soon as practicable after the Annual Meeting of Stockholders. The Certificate of Amendment would specify that Article First and Article Third of the Corporation’s Fifth Amended and Restated Certificate of Incorporation shall be amended to read, respectively, as follows:

FIRST: The name of the Corporation is Dealertrack Technologies, Inc. (“the “Corporation”).

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the record date is required to approve the amendment of the Corporation’s Fifth Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote FOR the approval to amend our Fifth Amended and Restated Certificate of Incorporation to change our name to “Dealertrack Technologies, Inc.”

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EXECUTIVE OFFICERS

The following individuals serve as our executive officers:

Name	Age	Title
Mark F. O’Neil	53	Chairman of the Board, President and Chief Executive Officer
Mark Furcolo	50	Senior Vice President, Processing Solutions Group
Ana M. Herrera	55	Senior Vice President, Human Resources
Eric D. Jacobs	44	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
Richard McLeer	46	Senior Vice President and Chief Information Officer
Raj Sundaram	45	Senior Vice President, Solutions and Services Group
Rick G. Von Pusch	50	Senior Vice President, Sales, Marketing and International

Mark F. O’Neil has served as our Chairman of the Board, President and Chief Executive Officer since May 2005 and has served as a member of the board of directors since August 2001. From August 2001 to May 2005, Mr. O’Neil served as our Chief Executive Officer and President. Mr. O’Neil began his career at Intel Corporation, where he first developed knowledge of the technology industry. He subsequently worked for McKinsey & Co. before moving to the automotive industry in the late 1980’s. His experience in the automotive industry includes serving as President of Ertley MotorWorld, a dealer group based in Pennsylvania. From this traditional retail dealer group, Mr. O’Neil went on to co-found and lead the development and rollout of CarMax, Inc., a publicly-held used automobile retailer. From June 2000 through January 2001, Mr. O’Neil was President and Chief Operating Officer of Greenlight.com, an online automotive sales website. He also serves as a director of DealerTire LLC, a privately held company. Mr. O’Neil holds a BS in Industrial Engineering from Worcester Polytechnic Institute and an MBA from Harvard Business School.

Mark Furcolo has served as Senior Vice President, Processing Solutions Group, since February 2011. From December 2008 through its acquisition by us in February 2011, Mr. Furcolo served as the Chief Executive Officer of triVIN, Inc. Mr. Furcolo also held the position of President and Chief Operating Officer of General Systems Solutions, Inc. (GSS), a subsidiary of triVIN, from March of 2007 through the acquisition. Mr. Furcolo served as Vice President and Chief Financial Officer of triVIN from June 1998 through March 2007, and as the Chief Financial Officer of GSS from November 1995 through March 2007. Mr. Furcolo joined GSS in June 1992 as its Controller and Finance Manager. Before joining GSS, Mr. Furcolo served as a commercial loan officer of Fleet Bank from June 1989 to June 1992. Before joining Fleet Bank, Mr. Furcolo was an adjunct faculty member at the University of Rhode Island where he instructed courses on software development. Mr. Furcolo holds a BA and MBA from the University of Rhode Island.

Ana M. Herrera has served as Senior Vice President, Human Resources from February 2007 through August 2011, and from September 2011 to the present. From August 2011 to September 2011, she served as Chief Human Resources Officer at FX Alliance, LLC. From May 2005 to January 2007, Ms. Herrera served as Vice President, Human Resources, of DealerTrack, Inc. From September 2002 to May 2005, Ms. Herrera was Vice President of Human Resources at MeadWestvaco Corporation, where she led the global human resources function for the company’s Consumer Packaging Group. Prior to this, Ms. Herrera spent two years as a consultant, working on a wide range of human resources assignments for a diverse group of clients. Other previous experience includes having served as Vice President of Human Resources for Revlon Consumer Products Corporation’s International Division, and as, first, Director and later Vice President of Human Resources for Duracell Corporation. Ms. Herrera holds a BS in Business Administration from California State Polytechnic University.

Eric D. Jacobs has served as Senior Vice President and Chief Financial Officer since March 2009 and has also served as Chief Administrative Officer and Treasurer since January 2009. From January 2004 through January 2009 Mr. Jacobs served as our Senior Vice President, General Counsel and Secretary. From August 2006 through January 2009 Mr. Jacobs also served as President of DealerTrack Canada, Inc., our Canadian subsidiary, formerly known as dealerAccess Canada, Inc. From April 2002 to December 2003, Mr. Jacobs served as our Vice President, General Counsel and Secretary. Mr. Jacobs was an associate at the international law firm of O’Melveny & Myers LLP where he specialized in general corporate and securities law from August 1998 to April 2002. He also serves as a director of Garden State Consumer Credit Counseling, Inc., a non-profit financial management social service agency. Prior to becoming an attorney, Mr. Jacobs was an audit manager and CPA at KPMG LLP. Mr. Jacobs holds a BS in Business Administration with a major in Accounting, magna cum laude, from Rider University and a JD, with honors, from the Rutgers School of Law-Newark.

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Richard McLeer has served as Senior Vice President and Chief Information Officer since January 2009. From August 2006 through January 2009, Mr. McLeer served as Senior Vice President, Strategy & Development. From April 2005 to August 2006, Mr. McLeer served as Vice President, Credit and Contract Solutions for DealerTrack, Inc., and served as our National Lender Development Manager from February 2001 to April 2005. From 1996 to 2001, Mr. McLeer was Senior Vice President and National Product Director for the Bank of America Auto Group, and previously held a variety of marketing, sales and business development positions at Bank of America. Prior to that, Mr. McLeer worked at Trans Union Corporation from 1993 to 1996. Other previous experience includes two years serving as controller of Ellesse, U.S.A., a division of Reebok, and four years in public accounting. Mr. McLeer holds a BS in Accounting from Hofstra University.

Rajesh (Raj) Sundaram has served as Senior Vice President, Solutions and Services Group, since January 2009. From August 2006 through January 2009, Mr. Sundaram served as Senior Vice President, Dealer Solutions. Mr. Sundaram served as President of Automotive Lease Guide (alg), Inc. and President of Automotive Lease Guide (alg), LLC, from 2002 until its acquisition by us in May 2005, and continued to hold those positions from May 2005 to August 2006. Prior to joining ALG as Vice President and General Manager in 1999, Mr. Sundaram served as Senior Manager, Strategic Planning and Pricing at Nissan North America, Inc. from 1997 to 1999, and held various positions in financial planning including Finance Manager, Infiniti division at Nissan North America, Inc. from 1994 to 1997. Mr. Sundaram previously held roles in the controller’s office of the Ford division of Ford Motor Company from 1991 to 1994. Mr. Sundaram holds a BS and MS in Accounting from the University of Mumbai in India and an MBA in Finance from Lehigh University.

Rick G. Von Pusch has served as Senior Vice President, Sales, Marketing and International, since January 2009. Mr. Von Pusch served as Senior Vice President, Customer Development from August 2006 through January 2009. From April 2006 to August 2006, Mr. Von Pusch served as President of Sales and Marketing at 5Square Systems, a provider of CRM, desking and menu products. Mr. Von Pusch served as Vice President of U.S. Retail Sales at Reynolds and Reynolds Corporation from April 2005 to October 2005, Area Vice President from October 2001 to April 2005 and held various positions in sales and sales management at Reynolds and Reynolds from 1988 to 2001. Mr. Von Pusch also was a sales representative for NCR Corporation from 1985-1987. Mr. Von Pusch holds a BA in Management Information Systems from the University of South Florida.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In this section, we discuss and analyze our compensation programs and the specific amounts of compensation paid to our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the other four most highly compensated executive officers for fiscal 2011. Collectively, we refer to these individuals as the “named executive officers”. They are:

• Mr. Mark F. O’Neil, Chairman, President and CEO

• Mr. Eric D. Jacobs, Senior Vice President, CFO and Chief Administrative Officer

• Mr. Raj Sundaram, Senior Vice President, Solutions and Services Group

• Mr. Rick G. Von Pusch, Senior Vice President, Sales, Marketing and International

• Ms. Ana M. Herrera, Senior Vice President, Human Resources

• Mr. Richard McLeer, Senior Vice President and Chief Information Officer

Our executive compensation program is designed and directed by the Compensation Committee of the board of directors. The Compensation Committee is responsible for establishing with our management DealerTrack’s compensation philosophy. The Company’s compensation philosophy is designed to create value for the stockholders by growing Company revenue and adjusted EBITDA, as well as increasing total market capitalization and stock price. A significant portion of each named executive officer’s total compensation opportunity is directly related to DealerTrack’s stock price performance, as well as other performance factors that measure our progress against our strategic plan. The Compensation Committee is responsible for overseeing the design and administration of our compensation programs for our executive officers, certain other key employees designated by our Compensation Committee, and the board of directors.

DealerTrack believes that a sound compensation philosophy and strategy serve to align team members and focus the executive team and the entire company on the vision and the achievement of our stated strategic objectives and goals.

DealerTrack’s compensation program is designed and administered by the Compensation Committee, which is composed entirely of independent directors, and carefully considers many different factors, as described below in this Compensation Discussion and Analysis, or CD&A, in order to provide appropriate compensation for our named executive officers. The Compensation Committee has designed our compensation program to be competitive with the compensation offered by a peer group of companies identified later in this CD&A. Targets for base salaries, annual cash incentive and long-term incentive awards for our named executive officers are based on competitive data. A large proportion of the compensation for the named executive officers is performance-based and is intended to align their interests with those of our stockholders, place more of their compensation at risk and emphasize a long-term strategic view.

2011 was anticipated to be a year of recovery for the economy and our business. The Compensation Committee considered our company’s 2011 budget and financial performance expectations in designing the 2011 named executive officer compensation program.

DealerTrack’s actual financial performance for 2011 exceeded expectations, and consequently each of our executive officers received total direct annual compensation (base salary, target incentive award opportunity and awarded value of stock options and restricted stock units) greater than his or her target amount in alignment with the Committee’s pay-for performance philosophy. Specifically, our named executive officers received bonuses ranging from 155% to 204% of their bonus targets.

In order to focus our named executive officers on key milestones in the Company’s long-term strategic growth plan, the Compensation Committee in January 2011 implemented a three year performance-based long-term equity incentive program, with vesting of the target award tied to the achievement of the following key strategic goals:

•          Company adjusted net income of $28.8 million in 2011.

•          three year total stockholder return (TSR) equal to the 50th percentile of the companies that comprise the NASDAQ Internet Index.

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As described later in this CD&A, in 2011, based on actual performance, the adjusted net income component of the program achieved a vesting percentage of 125%. The measurement period for the TSR Performance Award does not end until December 31, 2013 and, as such, no awards vested as of December 31, 2011.

The performance metrics in our executive compensation plans are revenue, adjusted EBITDA, adjusted net income and TSR. The objective of these programs is to focus our executive officers on achieving both short and long-term financial results.

In January 2011, the Compensation Committee engaged Frederic W. Cook, or FWC, an independent compensation consultant, to conduct a review of the Company’s compensation programs. FWC does not perform any other services for us. For our 2011 annual stock option grant, in order to greater connect total direct annual compensation with the general performance of the Company, we added a performance measure requiring that the Company improve its adjusted EBITDA performance between the year issued and the following year in order for stock options to vest. Following implementation of these year over year performance based vesting terms, 67% of our named executive officers’ equity grants, including the 2011 annual grant, are now based on Company performance.

Response to 2011 Advisory “Say-on-Pay” Vote

 At our 2011 Annual Meeting, the ballot included our first advisory vote on executive compensation, commonly known as “Say-on-Pay.” The vote was not binding upon the Company, the Board of Directors or the Compensation Committee. Of the votes cast, including abstentions, 72 % were “FOR” the approval of the compensation of the executive officers as disclosed in the “Executive Compensation” section of the proxy statement. The Compensation Committee was cognizant of this result in its considerations to continue the key components, design, implementation and amounts of our compensation programs, and believes that several actions taken by the Compensation Committee during 2011 have improved the pay-for-performance alignment of our compensation program. Significant actions taken by the Compensation Committee during 2011 include:

•          Adding an adjusted EBITDA-based performance vesting requirement to annual stock option awards.

•          Exercising discretion to reduce each named executive officer’s annual bonus award to 93% of the executive’s maximum bonus amount, even though the Company bonus pool met the criteria for maximum funding based on our financial performance.

•          Holding each named executive officer’s base salary, which is the primary form of fixed (not at risk) compensation, constant for 2011 based on the Company’s overall financial performance in 2010.

Frequency of “Say-on-Pay” Vote

At our 2011 Annual Meeting, the Board of Directors recommended that stockholders vote to have a “Say-on-Pay” vote every three years so that stockholders and the Board of Directors would have appropriate time to evaluate the effectiveness of our executive compensation program. However, in response to DealerTrack’s stockholders’ non-binding recommendation in 2011 that DealerTrack provide its stockholders with the ability to cast a “Say-on-Pay” vote on an annual basis, the Board of Directors is providing stockholders with the opportunity to cast a “Say-on-Pay” vote again this year. This year’s “Say-on-Pay” proposal provides stockholders with the opportunity to endorse or choose not to endorse our fiscal 2012 executive compensation programs and policies and the compensation we pay our named executive officers.

Although the vote is non-binding, similar to last year, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when making future decisions about DealerTrack’s executive compensation policies and procedures.

Compensation Discussion and Analysis

The Compensation Committee has established the following objectives in determining the compensation of the executive officers:

•          balance rewards for executives between short-term results and the long-term strategic decisions needed to ensure sustained success for the Company and its stockholders over time;

•          attract and retain high-performing executive talent by paying competitive compensation;

•          provide rewards consistent with performance by tying both the annual cash incentive program and the long-term equity incentive program to corporate performance; and

•          provide equity-based long term incentives that align management and stockholder interests.

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Peer Group and Benchmarking

In connection with its compensation decisions for 2011, the Compensation Committee reviewed the market compensation data of the following group of 16 peer companies recommended by FWC: ACI Worldwide, Inc., Art Technology Group, Inc., BlackBaud, Inc., Blackboard, Inc., Bottomline Technologies, Inc., Digital River, Inc., Liquidity Services, Inc., NetSuite, Inc., Radiant Systems, Inc., RightNow Technologies, Inc., S1 Corporation, Synchronnoss Technologies, Inc., TNS, Inc., Tyler Technologies, Inc., Websense, Inc., and Wright Express Corporation.

For 2012, the Compensation Committee, based on input from FWC, has modified this peer group to ensure that it continues to accurately represent DealerTrack’s size and type of business. Our revised peer group consists of 16 companies, with levels of revenue and market capitalization comparable to DealerTrack.

•          NetSuite, Inc. was removed from the peer group primarily due to its larger size relative to DealerTrack. Art Technology Group, Inc. and RightNow Technologies, Inc. were removed because they were acquired by third parties.

•          CSG Systems International, Fair Isaac Corporation and JDA Software Group, each of which is similar to DealerTrack in terms of size and business type, were added to the peer group.

•          The companies remaining from our 2011 peer group are ACI Worldwide, Inc., BlackBaud, Inc., Blackboard, Inc., Bottomline Technologies, Inc., Digital River, Inc., Liquidity Services, Inc., Radiant Systems, Inc., S1 Corporation, Synchronnoss Technologies, Inc., TNS, Inc., Tyler Technologies, Inc., Websense, Inc., and Wright Express Corporation.

The Compensation Committee uses the peer group compensation data primarily to structure executive total direct compensation to target the median upon meeting, but not exceeding, our targeted performance levels, and to target up to the 75th percentile upon exceeding our targeted performance levels. While the peer group market data provide a useful starting point for compensation decisions, the Compensation Committee also takes into account factors such as level of responsibility, prior experience, individual performance, and internal pay relationships in arriving at final compensation decisions. Executive compensation consists of the following elements: base salary; annual and long term incentive plans; and annual grants of equity awards. Executive compensation has a high proportion of total direct compensation that is at risk delivered through pay-for-performance incentive and long-term equity compensation.

Assessment of Company and Individual Performance

Annually, the Compensation Committee, in collaboration with management, establishes the specific revenue and adjusted EBITDA targets that will be used to determine the size of the bonus pool under the Company’s annual incentive bonus plan. Both Company and individual performance are factored into the determination of total direct compensation levels for the named executive officers.

The Compensation Committee meets with the Company’s CEO at the beginning of the year to establish his performance objectives. At the end of the year, the Compensation Committee reviews the CEO’s achievement of these objectives. In setting the CEO’s compensation, the Compensation Committee considers the Company’s overall performance along with the chief executive officer’s individual performance.

For all other executive officers, the CEO provides our Compensation Committee with a performance assessment and compensation recommendation based on the achievement of objectives that the chief executive officer establishes after consulting with each named executive officer. The Compensation Committee then utilizes the CEO’s recommendation and its own assessment of each named executive officer’s performance to set each other named executive officer’s compensation. The Compensation Committee also considers the respective performances of the business units with which each other named executive officer is involved, and the benchmark survey data described above.

Total Compensation Review

Annually, the Compensation Committee reviews each named executive officer’s base pay, bonus, and equity incentive awards with the guidance of the Compensation Committee’s independent consultant. In addition to these compensation elements, the Compensation Committee also reviews the long-term incentive program, the deferred compensation program and the payments that would be required to be paid to the named executive officers under various termination and change in control scenarios.

In making compensation decisions, the Compensation Committee considers all elements of executive compensation, including forms of indirect compensation such as severance and change in control provisions. The Compensation Committee uses market information to ensure that the compensation program for our named executive officers is competitive in our industry and the areas in which we compete for talent, and reflects the scope and responsibilities of each executive’s role.

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Components of Executive Compensation for 2011

Base Salary

The Compensation Committee believes that payment of competitive base salaries is an important element in attracting, retaining and motivating our executive officers. The Compensation Committee also believes that having a certain level of fixed compensation allows our executive officers to dedicate their full time business attention to our Company. Each executive officer’s base salary is designed to provide the executive with a fixed amount of annual compensation that is competitive within the marketplace. Base salaries, however, represent less than 26% of the total direct compensation opportunity for each named executive officer.

Our Compensation Committee reviews base salary levels annually, but only makes adjustments based on performance, market trends and surveys of peer group compensation levels. As noted above, the Compensation Committee generally targets base salary at the median of comparable positions within the Company’s peer group.

The annual base salary for each named executive officer is the primary form of fixed (not at-risk) compensation. The base salary is generally set at the market median and is competitive with similar positions at our peer group companies, as described above. Base salary may be adjusted during the year if a change in the scope of the executive officer’s responsibilities justifies such consideration.

The Compensation Committee, based on the chief executive officer’s recommendation, did not grant the named executive officers salary increases for 2011, due to the overall financial performance of the Company in 2010.

Annual Incentive Bonus Plan

Annual incentive bonuses are paid to reward achievement of critical shorter term operating, financial, strategic and individual performance objectives that are expected to contribute to stockholder value creation over time.

The Compensation Committee believes variable incentive pay should be the primary portion of each named executive officer’s annual target cash compensation. The Company targets annual cash compensation for each named executive officer at the 50th percentile of the peer group described above, with the opportunity for each to earn additional cash compensation upon superior performance. If the Company exceeds its target goals, the annual incentive bonus amount for each executive officer is targeted at an amount at which the executive officer’s total compensation may reach up to the 75th percentile of the peer group’s annual bonus compensation.

The annual incentive bonus targets are established for the named executive officers each year. In 2011 the named executive officers’ target bonuses ranged from 50% to 85% of their respective base salaries, and their maximum bonuses ranged from 165% to 210% of their respective target bonuses.

Each named executive officer’s bonus award is calculated by multiplying the officer’s annual base salary by the officer’s target award percentage, and multiplying the product by a factor based on the extent to which the Company achieved its (a) pre-bonus adjusted EBITDA target and (b) total Company revenue target for the year, as described below. The pre-bonus adjusted EBITDA and total Company revenue goals are weighted equally in this determination. This approach is intended to balance the named executives’ focus on growth in both revenues and earnings. The Compensation Committee may then decrease this result based on overall Company and individual performance.

The Compensation Committee uses pre-bonus adjusted EBITDA as a key metric to review and assess the Company’s operating performance and the management team’s performance because it provides useful information with respect to the performance of the Company’s fundamental business activities and adjusted EBITDA is frequently used by equity research analysts and others in evaluating the Company. Our pre-bonus adjusted EBITDA target for 2011 for purposes of calculating named executive compensation was $71.1 million. The Company was required to achieve a threshold of at least 80% of this target in order for our executive officers to be eligible to receive any credit toward their annual incentive bonuses from adjusted EBITDA.

The pre-bonus adjusted EBITDA bonus pool contribution, which constituted 50% of the total bonus pool contribution, was determined as follows:

2011 Company Pre-Bonus Adjusted EBITDA	Pre-Bonus Adjusted EBITDA Bonus Pool Contribution

Less than $49.2 million	None

$49.2 million	25% of the target bonus pool contribution

Between $49.2 million and $71.1 million	Straight line interpolation between 25% and 100% of the target bonus pool contribution

$71.1 million (target)	100% of the target bonus pool contribution

Between $71.1 million and $80.6 million (above target)	Straight line interpolation between 100% and 127% of the target bonus pool contribution

Over $80.6 million (maximum)	127% of the target bonus pool contribution

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The Compensation Committee uses total Company revenue as the other key metric to review and assess the Company’s operating performance and the management team’s performance because our total revenue reflects the extent to which we have been able to grow our businesses and increase our presence in the markets we serve. The total Company revenue target for 2011 for purposes of calculating named executive compensation was $334.8 million. The Company was required to achieve a threshold of at least 90% of this target in order for our executive officers to be eligible to receive any credit toward their annual incentive bonuses from total Company revenue.

The total Company revenue bonus pool contribution, which constituted the other 50% of the bonus pool contribution, was determined as follows:

2011 Total Company Revenue	Total Company Revenue Bonus Pool Contribution

Less than $301.3 million (below 90% of target)	None

$301.3 million (90% of target)	25% of the target Company bonus pool contribution

Between $301.3 million and $334.8 million	Straight line interpolation between 25% and 100% of the target bonus pool contribution

$334.8 million (target)	100% of the target Company bonus pool contribution

Between $334.8 million and $351.5 (above target)	Straight line interpolation between 100% and 127% of the target bonus pool contribution

Over $351.5 million (maximum)	127% of the target Company bonus pool contribution

For fiscal 2011, our total Company revenue was $353.3 million and our pre-bonus adjusted EBITDA was $91.9 million. Based on the formula set forth in the preceding paragraph and these results, the Company bonus pool was funded at approximately 127% of target.

Our Compensation Committee has the ability to reduce the bonus awarded to each executive officer depending on its assessment of performance. In making this assessment for executive officers other than our CEO, the Compensation Committee also considers input from our CEO. For 2011, the Compensation Committee awarded our named executive officers, including our CEO, bonus awards ranging from 91% to 97% of their respective maximum target.

Annual Equity Grants

In order to align the executive officers’ interests with our stockholders’, each executive officer receives an annual equity grant. Our Compensation Committee reviewed and considered competitive market information at or near the 75th percentile for total target direct compensation. The following factors were also considered in determining the level of long-term incentives awarded to the executive officers:

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•	the executive’s performance;

•	the executive’s potential future contributions to the Company;

•	the current compensation of the executive; and

•	the current overall value of the executive’s long-term incentives.

The Compensation Committee uses non-qualified stock options instead of incentive stock options in order to preserve the Company’s compensation expense tax deduction. For 2011, approximately 34% of the named executive officers’ equity incentive award value was granted in the form of restricted stock units, approximately 34% in the form of performance based stock options and approximately 32% in the form of performance based stock units. In 2011, the Company introduced a performance based vesting component to the stock option grants, under which the grants vest only in the event that the Company’s adjusted EBITDA grows from year to year.

The annual equity grants also serve as a retention tool because they vest and are earned through service with the Company over a four-year period. The options have a seven-year life. These equity grants further the long-term perspective necessary for continued success of the business. The split between award types balances the objectives of retention (for example, time vested restricted stock) and stock price appreciation (for example, stock options, which only have value to the extent that the stock price appreciates from the date of grant).

The Compensation Committee typically approves the Company’s annual equity grants at its first regularly scheduled meeting of a given year. Option grants to new hires are generally approved at the first regularly scheduled Compensation Committee meeting that follows the date of hire. In 2010 the Compensation Committee adopted an equity grant policy still in effect under which equity grants are granted on the fifth business day each quarter after earnings are released.

All equity grants to our named executive officers in 2011 were made pursuant to our Third Restated 2005 Plan.

Long-Term Equity Incentive Program

In February 2010, the Compensation Committee implemented a performance-based long-term equity incentive program. This program is in addition to the annual equity grants described above. Under the program, the Company granted performance stock units to the named executive officers that vest only upon the achievement of certain corporate objectives, described below. These grants were targeted to deliver total direct compensation (annual base salary, annual bonus awards and long-term incentives) reaching up to the 75th percentile of our peer group if the Company exceeds its annual targets. These grants will vest fully only to the extent that during the three fiscal year measurement period: (i) we achieve our annual Adjusted Net Income Performance targets; and (ii) we achieve the Total Stockholder Return targets set forth below. Additionally, each executive officer must remain continuously employed with the Company through January 31, 2013 to qualify to receive this award.

Adjusted Net Income Performance

50% of the performance stock units (the Adjusted Net Income Units) relate to the performance of the Company with respect to certain Adjusted Net Income targets, and will be eligible for vesting only to the extent the relevant Adjusted Net Income targets are met.

The number of actual Adjusted Net Income Units that will be eligible to be paid to the executive (the Actual Net Income Payout), if any, will be determined as follows:

2011 Company Adjusted Net Income	Actual Net Income Payout

$31,700,000 or greater	125% of the target adjusted net income award

Between $28,800,000 and $31,700,000	Straight line interpolation between 100% and 125% of the target adjusted net income award

$28,800,000	100% of the target adjusted net income award

Between $24,500,000 and $28,800,000	Straight line interpolation between 25% and 100% of the target adjusted net income award

$24,500,000	25% of the target adjusted net income award

Below $24,500,000	None

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Based on the Company’s adjusted net income for fiscal year 2011, the Actual Net Income Payout will be 125% of the target payout.

Total Stockholder Return

The other 50% of the performance stock units (the TSR Units) will be eligible for vesting only to the extent the Company meets its relevant total stockholder return (TSR) targets during the periods from 2010 through 2012 and 2011 through 2013. The number of actual TSR Units that will be eligible to be paid to the executive (the Actual TSR Payout), if any, is determined based on the Company’s TSR for the three year period ending December 31, 2013 (the TSR Performance Period) compared with the TSR of the individual companies that comprise the NASDAQ Internet Index.

The Actual TSR Payout will be determined as follows:

Total Stockholder Return During TSR Performance Period (2010-2013)	Actual TSR Payout

75th percentile or greater	150% of Target TSR

Between 50th and 75th percentile	Straight line interpolation between 100% and 150% of Target TSR

50th percentile	100% of Target TSR

Between 25th and 50th percentile	Straight line interpolation between 25% and 100% of Target TSR

25th percentile or below	None

Other Awards

From time to time, the Compensation Committee may make one-time cash or equity awards in connection with the hiring of new executive officers. As discussed above, Ms. Herrera received awards of (a) 61,983 stock options to purchase Company common stock with an aggregate grant date fair value of $421,024; (b) 30,186 Restricted Stock Units with an aggregate grant date fair value of $545,461; and (c) 14,585 Performance Stock Units with an aggregate grant date fair value of $274,686. These rewards approximate the unvested portion of awards forfeited when Ms. Herrera left the Company.

Stock Ownership Requirements

The Compensation Committee has implemented stock ownership requirements for members of the senior management team, including all vice presidents and executive officers. Our CEO is required to hold shares with a value equal to six times his base salary. The other named executive officers are required to hold shares with a value equal to two times their respective base salaries. Vice Presidents and other executive officers are required to hold shares equal to the lesser of (a) a multiple of their respective base salaries and (b) a fixed number of shares.

Each executive officer is expected to attain his or her stock ownership level within five years of becoming an executive officer. Stock options are not included in determining compliance with this share ownership requirement. Named executive officers are expected to retain 25% of the net after-tax shares acquired through the exercise of stock options until they achieve their minimum share ownership positions. The Compensation Committee annually reviews compliance with the stock ownership requirements. Shares acquired through the Company’s Employee Stock Purchase Plan are credited toward the stock ownership requirement.

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As of the end of 2011, our CEO and the other named executive officers each met the stock ownership requirements.

Employment Agreements

The Company has entered into employment agreements with each of the named executive officers that provide for severance equal to twelve months of base salary in the event of termination without cause or resignation for good reason, payable on the sixtieth day following the severance date. However, in the event that the executive’s termination of employment is within twelve months of a change in control, the severance amount is increased to twenty-four months of base salary.

The Company’s employment agreements provide for limited accelerated vesting of equity grants (other than performance-based restricted common stock units) in the event of a termination of employment by the Company without cause or by the named executive officer for good reason. In return, each executive covenants not to compete or solicit the Company’s employees for one year from the date of termination.

The employment agreements also provide change in control protections for the named executive officers’ equity grants. In the event we undergo a change of control, the employment agreements provide for 36 months of accelerated vesting for time-based stock option and restricted common stock unit grants and full vesting of such grants in the event of termination within twelve months of the change of control. The performance-based restricted common stock unit grants provide for full acceleration upon a change in control. We believe that it is important to provide for accelerated vesting because equity grants provide such a high proportion of the total compensation. Very often, members of senior management lose their jobs in connection with a change of control. By agreeing up front to protect the named executive officers from losing their equity in the event of a change in control, we believe we can reinforce and encourage the continued attention and dedication of the executive officers to their assigned duties without distraction in the face of an actual or threatened change of control.

The employment agreements entered into by the Company with its named executive officers prior to 2010: Mr. O’Neil, Mr. Jacobs, Mr. McLeer, Mr. Sundaram and Mr. Von Pusch, provide for a tax gross-up payment to the named executive officers in the event they become subject to the 20% golden parachute excise tax. In 2010 the Compensation Committee approved a change for all future executives providing that such executives would not receive this tax gross-up payment. Consequently, Mr. Furcolo, who entered into his employment agreement in 2011, is not entitled to the gross-up. Additionally, although Ms. Herrera was entitled to the gross-up pursuant to her employment agreement with the Company prior to her departure from the Company in 2011, her new employment agreement with the Company upon her return does not include the gross-up.

Please see page 47 for more information regarding the material terms of the named executive officers’ employment agreements.

Perquisites

We believe that cash and equity compensation are the two key components in attracting and retaining management talent and generally do not provide any perquisites other than relocation expenses. For 2011 no relocation expenses were paid on behalf of our named executive officers.

Deferred Compensation Plan

We have a deferred compensation plan that allows the named executive officers to defer bonus compensation by investing it in deferred stock units based on the fair market value of the common stock on the date the bonuses would otherwise be paid. This plan provides a tax effective means of allowing the executive officers to invest in the stock and fulfills the objective of encouraging equity ownership. None of our named executive officers deferred any portion of their 2011 bonuses.

401(k) Plan

We maintain a 401(k) plan that covers substantially all of our employees. The 401(k) plan is an essential part of the retirement package needed to attract and retain employees in our industry. The 401(k) plan permits employees to contribute up to the lesser of 60% of earnings or the annual dollar limit prescribed by law. The Company provides a matching contribution, the amount of which is determined at our discretion. For 2011, the matching contribution was 25% of each employee’s contribution up to 3% of eligible pay, subject to Internal Revenue Code limitations. In addition, an additional Company match may be earned based solely on the overall financial performance of the Company. For 2011 the Company provided an additional discretionary match equal to 127% of the matching contribution that was already provided, subject to Internal Revenue Code limitations.

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Section 162(m) Policy

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to their chief executive officers and certain of their other most highly compensated executive officers unless certain tests are met. The Compensation Committee’s general intent is to design and administer our executive compensation programs to preserve the deductibility of compensation payments to named executive officers. However, our goal of preserving the deductibility of compensation is secondary in importance to achievement of the Company’s compensation objectives. We believe that the potential increased tax liability is of insufficient magnitude to warrant alteration of our current executive compensation programs, which we believe are achieving our desired compensation objectives while retaining our flexibility to exercise judgment in assessing our named executive officers’ performances.

COMPENSATION COMMITTEE REPORT

This report is submitted by the Compensation Committee of the board of directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be considered soliciting material or deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Mary Cirillo-Goldberg

James D. Foy

John J. McDonnell, Jr. (chairperson)

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EXECUTIVE COMPENSATION

While typically we would include five individuals in the group of ‘named executive officers’, for this year’s proxy we have included six. In August 2011, Ms. Herrera departed from the Company to seek other opportunities. In September 2011, she returned to the Company. In conjunction with her return she was granted a level of equity incentives to approximate the level she forfeited upon her departure. Due to the additional compensation expenses related to this unusual event, Ms. Herrera is a named executive officer pursuant to SEC rules. We also have included Mr. McLeer as a named executive officer because he would have been one but for the equity incentive grant to Ms. Herrera. Since Ms. Herrera was not one of our five highest paid executives last year, and likely will not be next year, in order to enhance our disclosures and make them more useful for our stockholders, we have elected to include our six, rather than five, most highly compensated executive officers in this year’s proxy statement. We believe the inclusion of Mr. McLeer provides additional meaningful information to our stockholders about our executive compensation practices and will provide continuity in our disclosures as we expect Mr. McLeer to be a named executive officer in 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards (2)	Stock Options (3)	Non-Equity Incentive Comp (4)	All Other Compensation (5)	Total

Mark F. O’Neil	2011	$522,100	-	$1,182,282	$597,592	$907,540	$8,889	$3,218,403
Chairman and Chief Executive Officer	2010	$522,100	-	$1,799,994	$760,840	$266,271	$6,657	$3,355,862
	2009	$505,328	$19,672	$940,800	$877,743	$350,800	$4,419	$2,698,762

Eric D. Jacobs	2011	$300,000	-	$540,288	$273,208	$310,050	$9,364	$1,432,910
Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer (6)	2010	$300,000	-	$544,671	$230,573	$108,000	$7,012	$1,190,256
	2009	$268,064	$10,436	$352,800	$316,963	$147,200	$4,539	$1,100,002

Raj Sundaram	2011	$300,000	-	$540,288	$273,208	$317,700	$7,094	$1,438,290
Senior Vice President, Product Management & Customer Support	2010	$300,000	-	$544,671	$230,573	$108,000	$30,602	$1,213,846
	2009	$268,064	$10,436	$352,800	$365,726	$131,400	$77,931	$1,206,357

Rick Von Pusch	2011	$256,100	-	$439,788	$221,951	$218,677	$8,334	$1,144,850
Senior Vice President, Sales, Marketing and International	2010	$256,000	-	$508,662	$230,573	$84,513	$6,105	$1,085,853
	2009	$247,851	$9,649	$352,800	$365,726	$111,300	$4,381	$1,091,707

Richard McLeer	2011	$260,417	-	$405,618	$204,230	$246,538	$5,746	$1,122,549
Senior Vice President, Chief Information Officer	2010	$250,000	-	$436,064	$192,165	$82,500	$4,250	$964,979
	2009	$240,632	$9,368	$294,000	$316,963	$110,100	$4,262	$975,325

Ana Herrera	2011	$228,370	-	$820,147	$421,024	$195,710	$14,496	$1,679,747
Senior Vice President, Human Resources	2010	$253,000	-	$399,396	$176,768	$75,900	$6,027	$911,091
	2009	$244,964	$9,536	$176,400	$219,425	$112,100	$1,909	$764,334

(1)	In April 2009, the Company instituted a Company-wide decrease of 5.29% in base salary for all employees, including all executive officers. The amount of salary lost in 2009 was paid back to all employees, including the named executive officers, in a lump sum payment in November 2009. The amounts shown for 2009 in this column represent the amount of the salary reduction paid back to each named executive officer.

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(2)	This column represents the aggregate grant date fair value of restricted stock unit and performance stock unit awards assuming target Company performance and does not correspond to the actual value that will be recognized by the named executive officers. The aggregate grant date fair values of the 2011 restricted stock unit and performance stock unit awards in the event the Company achieves maximum performance are as follows: Mr. O’Neil: $1,412,231; Mr. Jacobs: $645,372; Mr. Sundaram: $645,372; Mr. Von Pusch: $525,325; Mr. McLeer: $484,509; and Ms. Herrera: $936,474. Fair value is calculated using the closing price of our common stock on the date of grant. For a discussion of the assumptions and methodologies used to calculate the amounts reported, refer to Notes 2 and 12 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011. Under generally accepted accounting principles, stock-based compensation expense is generally recognized over the vesting periods applicable to the awards.

(3)	This column represents the aggregate grant date fair value of stock options granted in such year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions and methodologies used to calculate the amounts reported, refer to Notes 2 and 12 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011. See the Grants of Plan-Based Awards Table for information on options granted in 2011. These amounts reflect the grant date fair value for these awards, and do not correspond to the monetary value that will be recognized by the named executive officers.

(4)	The amounts shown include awards earned under our annual incentive bonus plan in the fiscal year although such amounts are payable in the following year.

(5)	See the table below for a listing and description of each component of All Other Compensation.

(6)	Mr. Jacobs became DealerTrack’s Senior Vice President and Chief Administrative Officer as of January 5, 2009. Mr. Jacobs also assumed the role of Chief Financial Officer and Treasurer on March 2, 2009. Mr. Jacobs served as DealerTrack’s Senior Vice President, General Counsel and Secretary prior to January 5, 2009.
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ALL OTHER COMPENSATION TABLE

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	401(k) Match / Contribution(1)	Tax Gross- Up		Relocation		Other		Total

Mark F. O’Neil	2011	$8,889	$—		$—		$—		$8,889
	2010	6,657	—		—		—		6,657
	2009	1,969	—		—		2,450		4,419
Eric D. Jacobs	2011	9,364	—		—		—		9,364
	2010	7,012	—		—		—		7,012
	2009	2,089	—		—		2,450		4,539
Raj Sundaram	2011	7,094	—		—		—		7,094
	2010	5,312	—		—		25,290	(4)	30,602
	2009	2,089	8,392	(2)	14,000	(3)	53,450	(4)	77,931
Rick Von Pusch	2011	8,334	—		—		—		8,334
	2010	6,105	—		—		—		6,105
	2009	1,931	—		—		2,450		4,381
Richard McLeer	2011	5,746	—		—		—		5,746
	2010	4,250	—		—		—		4,250
	2009	1,875	—		—		2,387		4,262
Ana Herrera	2011	6,225	—		—		8,271	(5)	14,496
	2010	6,027	—		—		—		6,027
	2009	1,909	—		—		—		1,909

(1)	This column reports our matching contributions to the named executives’ 401(k) savings accounts of up to 3.0% of salary in the first three months of 2009, 1.5% of salary in 2010 and 1.5% of salary in 2011, subject to the limitations imposed under IRS rules. These contributions vest five years from the beginning of each executive’s employment with the Company. As part of Company-wide cost reduction initiatives, matching contributions for all employees, including the named executive officers, were eliminated for the period of April 1, 2009 through December 31, 2009. The Company later made a discretionary contribution of 1% of base salary and commissions for all employees, including all named executive officers, for 2009. The amount of this discretionary contribution is included in the “Other” column of this table. In 2011, the Company provided an additional match to all employees equal to 70% of the matching contribution that was already provided in 2010, based on the Company’s performance in 2010. In 2012, the Company provided an additional match to all employees equal to 127% of the matching contribution that was already provided in 2011, based on the Company’s performance in 2011.

(2)	Represents amounts reimbursed for the payment of taxes on imputed income for Mr. Sundaram’s relocation expenses.

(3)	Represents relocation expenses paid by the Company including $14,000 reimbursement for higher property taxes paid in 2009.

(4)	These amounts include reimbursements of $25,290 in 2010 and $51,000 in 2009 pursuant to Mr. Sundaram’s employment agreement for interest due on a loan from Automotive Lease Guide (alg), LLC, his prior employer and the Company from which we purchased substantially all of the assets of ALG.

(5)	Represents payout for unused paid time off upon Ms. Herrera’s departure in August 2011.

Please see the discussions under “Components of Executive Compensation for 2011”, above, and “Employment Agreements with Named Executive Officers”, below, for a discussion of the material factors necessary to an understanding of the information disclosed in this table.

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GRANTS OF PLAN-BASED AWARDS IN 2011

The following table provides information about equity and non-equity awards granted to the named executive officers in 2011:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Possible Payouts Under Equity Incentive Plan Awards (2)
Name	Award Description	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum	All Other Stock Awards Or Units (3)	All Other Option Awards (4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock and Option Awards and RSU’s (6)
Mark F. O'Neil	Corporate Incentive Plan	2/24/11	$332,839	$443,785	$931,949	3,676	29,410	40,439	29,410	75,200	$19.65	$1,779,874
Eric D. Jacobs	Corporate Incentive Plan	2/24/11	$135,000	$180,000	$333,000	1,680	13,440	18,480	13,440	34,380	$19.65	$813,496
Raj Sundaram	Corporate Incentive Plan	2/24/11	$135,000	$180,000	$333,000	1,680	13,440	18,480	13,440	34,380	$19.65	$813,496
Rick Von Pusch	Corporate Incentive Plan	2/24/11	$105,641	$140,855	$232,411	1,368	10,940	15,043	10,940	27,930	$19.65	$661,739
Richard McLeer	Corporate Incentive Plan	2/24/11	$113,438	$151,250	$257,125	1,261	10,090	13,874	10,090	25,700	$19.65	$609,848
Ana Herrera (7)	Corporate Incentive Plan	9/19/11	$94,943	$126,591	$215,205	1,158	9,260	12,733	30,186	34,978	$18.07	$1,241,171	(8)
		9/19/11	-	-	-	-	-	-	-	3,375	$24.50	-
		9/19/11	-	-	-	-	-	-	-	23,630	$19.65	-

(1)	These columns show the potential value of the payout of the annual cash incentive bonuses for 2011 performance for each named executive officer if the minimum, target and maximum performance levels are achieved. The potential payout is performance based and driven by Company and individual performance. The actual amount of the annual cash incentive bonuses paid under these awards for 2011 performance is shown in the Summary Compensation Table under the “Non-Equity Plan Compensation” column.

(2)	These columns show the potential value of the grants provided to each named executive officer under our equity incentive plan for 2011 performance if the minimum, target and maximum performance levels are achieved. The potential vesting is based on the Company’s achievement of certain Total Shareholder Return and Adjusted Net Income objectives over a three year period. For more detail on these grants, please see the Compensation Discussion and Analysis section, beginning on page 27.

(3)	This column shows the number of restricted stock units granted in 2011 to the named executive officers pursuant to the Company’s Third Amended and Restated 2005 Incentive Award Plan. 25% of these awards vest each year on the anniversary of the grant date, such that 100% of the awards subject to the grant will be fully vested four years after the grant date.

(4)	This column shows the number of stock options granted in 2011 to the named executive officers pursuant to the Company’s Third Amended and Restated 2005 Incentive Award Plan. 25% of the shares subject to the options vest on the one year anniversary of the date of grant, and 1/36th of the remaining shares subject to the options vest each month thereafter, such that 100% of the shares subject to the options will be fully vested four years after the date of grant.

(5)	This column shows the exercise price for the stock options granted during 2011. All option awards granted during 2011 were granted under the Company’s Third Amended and Restated 2005 Incentive Award Plan.

(6)	This column shows the grant date fair value of performance share units, stock options and restricted stock units granted to the named executive officers during 2011.

(7)	In August 2011, Ms. Herrera departed from the Company to seek other opportunities. In September 2011, she returned to the Company. In conjunction with her return she was granted a level of equity incentives to approximate the level she forfeited upon her departure.

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(8)	Total includes all three stock option grants on September 19, 2011.

Please see the discussions under “Components of Executive Compensation for 2011”, above, and “Employment Agreements with Named Executive Officers”, below, for a discussion of the material factors necessary to an understanding of the information disclosed in this table.

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OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

The following table provides information on the current holdings of equity awards by the named executive officers. This table includes unexercised and unvested option awards; unvested restricted common stock; unvested restricted stock units and restricted common stock with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the award grant date.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Inventive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested (3)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (5)
Mark F. O'Neil
	05/03/2004	189,953	-	$2.80	05/02/2014	1/27/2009	40,000	$1,090,400
	08/18/2004	167,000	-	$2.80	08/17/2014	3/2/2010	39,262	$1,070,282
	05/26/2005	125,000	-	$12.92	05/25/2015	3/9/2010			44,205		$1,205,035
	01/27/2006	90,000	-	$20.68	01/26/2016	2/24/2011			33,086		$901,931
	02/06/2007	40,000	-	$28.73	02/05/2017	2/24/2011	29,410	$801,717
	08/08/2007	10,000	-	$38.98	08/07/2014
	01/24/2008	95,839	4,161	$24.50	01/23/2015
	01/27/2009	131,250	48,750	$11.76	01/26/2016
	03/02/2010	52,780	67,860	$15.13	03/01/2017
	02/24/2011	-	75,200	$19.65	02/23/2018
Eric D. Jacobs	1/30/2004	9,000	-	$2.80	01/29/2014	1/27/2009	15,000	$408,900
	8/18/2004	50,000	-	$2.80	08/17/2014	3/2/2010	13,380	$364,739
	5/26/2005	50,000	-	$12.92	05/25/2015	3/9/2010			12,050		$328,478
	1/27/2006	20,000	-	$20.68	01/26/2016	2/24/2011			15,120		$412,171
	2/6/2007	9,000	-	$28.73	02/05/2017	2/24/2011	13,440	$366,374
	8/8/2007	5,000	-	$38.98	08/07/2014
	1/24/2008	43,125	1,875	$24.50	01/23/2015
	1/27/2009	47,395	17,605	$11.76	01/26/2016
	3/2/2010	15,995	20,565	$15.13	03/01/2017
	2/24/2011	-	34,380	$19.65	02/23/2018
Raj Sundaram	05/26/2005	25,000	-	$12.92	05/25/2015	1/27/2009	15,000	$408,900
	01/27/2006	10,000	-	$20.68	01/26/2016	3/2/2010	13,380	$364,739
	11/02/2006	20,000	-	$25.39	11/01/2016	3/9/2010			12,050		$328,478
	02/06/2007	9,000	-	$28.73	02/05/2017	2/24/2011			15,120		$412,171
	08/08/2007	5,000	-	$38.98	08/07/2014	2/24/2011	13,440	$366,374
	01/24/2008	38,339	1,661	$24.50	01/23/2015
	01/27/2009	41,809	20,313	$11.76	01/26/2016
	03/02/2010	15,995	20,565	$15.13	03/01/2017
	2/24/2011	-	34,380	$19.65	02/23/2018
Rick Von Pusch	11/02/2006	20,000	-	$25.39	11/01/2016	1/27/2009	15,000	$408,900
	02/06/2007	8,000	-	$28.73	02/05/2017	3/2/2010	11,595	$316,080
	08/08/2007	5,000	-	$38.98	08/07/2014	3/9/2010			12,050		$328,478
	01/24/2008	38,339	1,661	$24.50	01/23/2015	2/24/2011			12,308		$335,502
	01/27/2009	54,687	20,313	$11.76	01/26/2016	2/24/2011	10,940	$298,224
	03/02/2010	15,995	20,565	$15.13	03/01/2017
	2/24/2011	-	27,930	$19.65	02/23/2018
Richard McLeer	08/18/2004	3,973	-	$2.80	08/17/2014	1/27/2009	12,500	$340,750
	05/26/2005	5,000	-	$12.92	05/25/2015	3/2/2010	10,710	$291,955
	01/27/2006	8,000	-	$20.68	01/26/2016	3/9/2010			9,649		$263,029
	02/06/2007	6,000	-	$28.73	02/05/2017	2/24/2011			11,351		$309,435
	08/08/2007	5,000	-	$38.98	08/07/2014	2/24/2011	10,090	$275,053
	01/24/2008	25,875	1,125	$24.50	01/23/2015
	01/27/2009	47,395	17,605	$11.76	01/26/2016
	03/02/2010	13,330	17,140	$15.13	03/01/2017
	2/24/2011	-	25,700	$19.65	02/23/2018
Ana Herrera	9/19/2011	-	34,978	$18.07	9/18/2018	9/19/2011	30,186	$822,870
	9/19/2011	-	3,375	$24.50	9/18/2018	9/19/2011			5,325	(4)	$145,160
	9/19/2011	-	23,630	$19.65	9/18/2018	9/19/2011			10,418		$283,981

41

(1)	These awards vest in four equal annual installments from date of grant.

(2)	The market value is based on the closing price of our common stock as of December 31, 2011, which was $27.26.

(3)	These are performance based restricted common stock awards. The number of shares an executive will ultimately receive is subject to the achievement of two pre-established performance goals, each weighted at 50%. The payout on each March 9, 2010 grant relates to 2010 adjusted net income and our stock’s performance during the three year period ending December 31, 2012, and will vest on January 31, 2013, provided that the executive officer remains employed on such date. The payout on each February 24, 2011 grant, as well as Ms. Herrera’s grant of 9,260 performance stock units on September 19, 2011, relates to our 2011 adjusted net income and our stock’s performance during the three year period ending December 31, 2013, and will vest on January 31, 2014, provided that the executive officer remains employed on such date. The number of shares set forth includes the amounts determined based on the adjusted net income goals and the target payouts based on the stock performance goals. See page 32 - Long Term Equity Incentive Program.

(4)	These are performance based restricted common stock awards. The number of shares Ms. Herrera will ultimately receive will be subject to our stock’s performance during the three year period ending December 31, 2012. The number of shares set forth represents the number that would be received at target level performance. They will vest on January 31, 2013, provided that she remains employed on such date.

(5)	The market value is based on the closing price of our common stock as of December 31, 2011, which was $27.26, without taking any discounts and assuming target level payouts on 2011 performance share units.

 Option Vesting Schedule

Except for grant dates set forth below, the vesting schedule for stock options is 25% of the shares subject to the option vest on the one year anniversary of the date of grant, and 1/36th of the remaining shares subject to the option vest each month thereafter, such that 100% of the shares subject to the option will be fully vested four years after the date of grant.

Stock Option Grant Date	Vesting Schedule

January 30, 2003	The vesting commencement date was January 1, 2003.

January 30, 2004	10,000 options vested immediately for Mr. Jacobs. The remaining options began vesting on January 1, 2004.

42

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
Name	Acquired on Exercise		Value Realized On Exercise	Acquired on Vesting		Value Realized on Vesting

Mark F. O’Neil	164,941	(1)	$3,297,092	45,588	(5)	$902,459
Eric D. Jacobs	50,003	(2)	$1,016,048	15,460	(6)	$304,311
Raj Sundaram	12,878	(3)	$202,700	15,460	(7)	$304,311
Rick Von Pusch	-		-	14,615	(8)	$287,573
Richard McLeer	-		-	12,570	(9)	$246,615
Ana Herrera	44,634	(4)	$336,157	10,070	(10)	$196,690

(1)	Mr. O’Neil exercised 30,000 stock options on March 25, 2011; 30,000 stock options on March 28, 2011; 4,941 stock options on March 29, 2011; 30,000 stock options on May 16, 2011; 30,000 stock options on July 15, 2011; 5,000 stock options on July 18, 2011; 30,000 stock options on December 15, 2011; and 5,000 stock options on December 16, 2011. The exercise price for each of these options was $3.12 and the price of our stock when the options were exercised was $21.54, $21.45, $21.43, $23.47, $22.32, $21.90, $26.61 and $26.95, respectively.

(2)	Mr. Jacobs exercised 10,000 stock options on March 1, 2011; 10,003 stock options on June 1, 2011 and 30,000 stock options on November 8, 2011. The exercise price for each of these options was $2.80 and the price of our stock when the options were exercised was $19.82, $22.40 and $24.46, respectively.

(3)	Mr. Sundaram exercised 12,878 stock options on December 9, 2011. The exercise price for these options was $11.76 and the price of our stock when the options were exercised was $27.50.

(4)	Ms. Herrera exercised 7,166 stock options on January 12, 2011 with an exercise price of $9.00; 5,000 stock options on March 9, 2011 with an exercise price of $11.76; 3,000 stock options on May 11, 2011 with an exercise price of $11.76; 20,125 stock options on September 14, 2011 with an exercise price of $11.76 and 9,343 stock options on September 13, 2011 with an exercise price of $15.13. The price of our stock when the options were exercised was $22.00, $21.18, $25.31, $18.22 and $17.83, respectively.

(5)	Includes 33,088 shares that vested upon the lapse of RSU’s: 20,000 RSU’s lapsed on January 27, 2011, and 13,088 RSU’s lapsed on March 2, 2011. Also includes 10,000 shares of restricted common stock that lapsed on February 6, 2011 and 2,500 shares of restricted common stock that lapsed on August 8, 2011.

(6)	Includes 11,960 shares that vested upon the lapse of RSU’s: 7,500 RSU’s lapsed on January 27, 2011, and 4,460 RSU’s lapsed on March 2, 2011. Also includes 2,250 shares of restricted common stock that lapsed on February 6, 2011 and 1,250 shares of restricted common stock that lapsed on August 8, 2011.

(7)	Includes 11,960 shares that vested upon the lapse of RSU’s: 7,500 RSU’s lapsed on January 27, 2011, and 4,460 RSU’s lapsed on March 2, 2011. Also includes 2,250 shares of restricted common stock that lapsed on February 6, 2011 and 1,250 shares of restricted common stock that lapsed on August 8, 2011.

(8)	Includes 11,365 shares that vested upon the lapse of RSU’s: 7,500 RSU’s lapsed on January 27, 2011, and 3,865 RSU’s lapsed on March 2, 2011. Also includes 2,000 shares of restricted common stock that lapsed on February 6, 2011 and 1,250 shares of restricted common stock that lapsed on August 8, 2011.

(9)	Includes 9,820 shares that vested upon the lapse of RSU’s: 6,250 RSU’s lapsed on January 27, 2011, and 3,570 RSU’s lapsed on March 2, 2011. Also includes 1,500 shares of restricted common stock that lapsed on February 6, 2011 and 1,250 shares of restricted common stock that lapsed on August 8, 2011.

(10)	Includes 7,320 shares that vested upon the lapse of RSU’s: 3,750 RSU’s lapsed on January 27, 2011, and 3,570 RSU’s lapsed on March 2, 2011. Also includes 1,500 shares of restricted common stock that lapsed on February 6, 2011 and 1,250 shares of restricted common stock that lapsed on August 8, 2011.

43

Nonqualified Deferred Compensation

Our deferred compensation plan allows our executive officers to defer up to 100% of their annual bonus earnings by investing them in deferred stock units based on the fair market value of the common stock on the date the bonuses would otherwise be paid. None of our named executive officers elected to defer any portion of their 2009, 2010 or 2011 bonuses.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables set forth below describe and quantify certain compensation that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2011, based on our closing stock price on that date. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price. None of our named executive officers are entitled to any compensation in the event of a voluntary termination without good reason or an involuntary termination for cause. In the event of a payment upon termination, such payment will occur on the sixtieth day following the date of termination.

						Benefits &
	Compensation					Perquisites
	Base	Short-Term	Performance	Stock	Restricted	Health	280G Tax
Name	Salary (4)	Incentives (5)	Shares (6)	Options (7)	Stock (8)	Care (9)	Gross-Up	Total

Mark F. O’Neil
Involuntary or Good Reason Termination (1)	$$522,100	$-	$-	$1,761,108	$2,204,843	$16,631	-	$4,504,682
Death or Disability (2)	522,100	-	1,331,288	-	-	16,631	-	1,870,019
Change In Control (3)	1,044,200	-	2,006,752	2,162,523	2,962,399	16,631	-	8,192,505
Eric D. Jacobs
Involuntary or Good Reason Termination (1)	300,000	-	-	685,237	835,246	16,631	-	1,837,114
Death or Disability (2)	300,000	-	412,171	-	-	16,631	-	728,802
Change In Control (3)	600,000	-	694,852	789,138	1,140,013	16,631	-	3,240,634
Raj Sundaram
Involuntary or Good Reason Termination (1)	300,000	-	-	726,620	835,246	16,631	-	1,878,497
Death or Disability (2)	300,000	-	412,171	-	-	16,631	-	728,802
Change In Control (3)	600,000	-	694,852	830,521	1,140,013	16,631	-	3,282,017
Rick Von Pusch
Involuntary or Good Reason Termination (1)	256,100	-	-	691,751	768,732	-	-	1,716,583
Death or Disability (2)	256,100	-	389,455	-	-	-	-	645,555
Change In Control (3)	512,200	-	626,702	781,437	1,023,204	-	-	2,943,543
Richard McLeer
Involuntary or Good Reason Termination (1)	275,000	-	-	599,414	672,940	16,631	-	1,563,985
Death or Disability (2)	275,000	-	323,940	-	-	16,631	-	615,571
Change In Control (3)	550,000	-	538,082	679,468	907,758	16,631	-	2,691,939
Ana Herrera
Involuntary or Good Reason Termination (1)	253,620	-	-	287,364	448,482	19,226	-	1,008,692
Death or Disability (2)	253,620	-	132,529	-	-	19,226	-	405,375
Change In Control (3)	507,240	-	397,587	510,587	822,870	19,226	-	2,257,510

45

(1)	Represents incremental compensation associated with an involuntary termination by the Company without cause or a voluntary termination by the executive with good reason. Calculations are based on a stock price of $27.26 (the closing price of DealerTrack's stock on December 31, 2011, the assumed termination date).

(2)	Represents incremental compensation associated with a termination due to death or disability on December 31, 2011. Equity is valued using the closing stock price of $27.26 (the closing price of DealerTrack's stock on December 31, 2011, the assumed termination date).

(3)	Represents incremental compensation associated with a termination in connection with a change in control on December 31, 2011. Equity is valued using the closing stock price of $27.26 (the closing price of DealerTrack's stock on December 31, 2011, the assumed termination date).

(4)	Represents twelve months base salary continuation calculated based on the salary in effect on the date of termination if terminated without cause, death or disability, or by executive for good reason. If termination is without cause or by executive for good reason within 12 months of a change in control, executive will receive 24 months of base salary continuation. Severance will cease if the executive violates the non-compete provision of his or her employment agreement.

(5)	Named executive officers are entitled to receive a pro-rata bonus payment calculated based on the number of days during the fiscal year through the date of termination, applied to executive’s target bonus. The pro rata bonus is payable at the time that the Company pays bonuses for such fiscal year to its other employees, but in no event later than seventy-five days following the last day of the calendar year. This bonus payment is not considered an incremental termination-related payment.

(6)	The Death or Disability amounts represent accelerated vesting of a pro-rata portion of the performance shares awarded in August 2006 for the named executive officers other than Mr. Von Pusch, who received his performance share award in November 2006. The Change of Control amounts represent the intrinsic value of the full vesting of the performance shares. Value is based on $27.26, the closing price of our common stock on December 31, 2011.

(7)	Named executive officers are eligible for acceleration of the vesting of certain of such officer’s outstanding stock options upon termination under certain circumstances, including involuntary termination or resignation for good reason or a change of control.

(8)	The Involuntary or Good Reason Termination amounts represent two years acceleration of the vesting of the named executive officer’s restricted common stock. The Change of Control amounts represent the intrinsic value of all restricted common stock that would vest due to a termination in connection with a change in control. Value is based on $27.26, the closing price of our common stock on December 31, 2011.

(9)	Represents the reimbursement of premiums otherwise payable by executive pursuant to COBRA for a period of twelve months.

46

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2011, Ms. Cirillo-Goldberg and Messrs. Foy and McDonnell were members of our Compensation Committee and none of our executive officers served as: (i) a member of the Compensation Committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the Compensation Committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our board of directors. No member of our Compensation Committee has ever been an employee of DealerTrack.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Each of our named executive officers has entered into a written employment agreement with us or one of our subsidiaries that governs the terms and conditions of his employment. Each employment agreement with respect to the named executive officers provides:

•	The initial term of employment for each of Mr. O’Neil, Mr. Jacobs, Mr. Sundaram, Mr. Von Pusch, Mr. McLeer and Ms. Herrera ended on August 8, 2008 and was automatically renewed for successive one-year periods according to its terms. Each agreement will continue automatically to be extended for additional one-year periods unless either party notifies the other of non-extension at least 60 days prior to the end of a term. Ms. Herrera’ initial employment agreement terminated in August 2011 when she left the Company. When she returned to the Company on September 15, 2011 she entered into a new employment agreement with an initial term ending on September 14, 2012. Her agreement will continue automatically to be extended for additional one-year periods unless either party notifies the other of non-extension at least 60 days prior to the end of a term.

•	The annual base salary for 2012 and 2011 for each of the named executive officers is as follows:

	2012	2011

Mark F. O’Neil	$550,000	$522,100
Eric D. Jacobs	$308,500	$300,000
Raj Sundaram	$310,000	$300,000
Rick Von Pusch	$263,500	$256,100
Richard McLeer	$300,000	$260,417
Ana Herrera	$262,500	$228,370	(1)

(1)	Based on a base salary of $253,000 through Ms. Herrera’s departure from DealerTrack on August 9, 2011 and a base salary of $253,620 from her return through December 31, 2011.

•	Each named executive officer is eligible to receive an annual performance-based cash bonus. Each year, the amount of such bonus, if any, is determined based upon our performance relative to certain performance benchmark targets as described above under “Annual Incentive Bonus.”

•	Each named executive officer is prohibited from competing with us or soliciting our employees or customers during the term of his employment and for a period of two years thereafter, and from disclosing our confidential or proprietary information indefinitely.

•	In the event that a named executive officer’s employment is terminated by us without “cause,” death or disability, or by the executive for “good reason,” the named executive officer will be entitled to be reimbursed for COBRA payments for a period of one year following termination and to continue to be paid his base salary for a period of one year following termination, however, if the termination is following a change in control, he or she will continue to be paid his base salary for a period of two years. Additionally, the named executive officer shall be entitled to receive a pro rata annual bonus based on the percentage of the year worked through the date of termination. Notwithstanding the foregoing, in no event will any named executive officer be entitled to receive any such payment or benefits after he or she violates any non-compete, non-disclosure or non-solicit covenant. “Cause” means any of the following: (i) the executive officer’s conviction for a felony, commission of fraud or embezzlement upon us; (ii) the executive officer’s commission of any willful act intended to injure our reputation, business, or business relationships; (iii) the refusal or failure to perform his duties with us in a competent and professional manner (in certain cases, with a cure period of ten business days); or (iv) the refusal or failure of the executive officer to comply with any of his material obligations under his employment agreement (in certain cases, with a cure period of ten business days). “Good reason” means any of the following: (i) a material breach by us of an executive officer’s employment agreement or in connection with our stock incentive plans (which has not been cured within the allotted time); (ii) a material reduction of an executive officer’s title or duties or the assignment to the officer of any duties materially inconsistent with his or her then current position; (iii) any material reduction in the executive officer’s salary or benefits; (iv) the failure of any successor entity to assume the terms of the executive officer’s employment agreement upon a “change of control”; or (v) relocation of the officer’s location a distance of at over fifty miles; or (vi) if we do not renew the executive officer’s employment agreement upon its expiration.

47

•	In the event that a named executive officer’s employment is terminated by us without “cause” or by the executive for “good reason,” the named executive officer shall be credited with twenty-four months of accelerated vesting with respect to any options or other equity-based awards granted under the 2001 Stock Option Plan or the Third Amended and Restated 2005 Incentive Award Plan. Upon a “change of control,” the named executive officer shall automatically be credited with thirty-six months of accelerated vesting with respect to any options or other equity-based awards granted under the 2001 Stock Option Plan or the Third Amended and Restated 2005 Incentive Award Plan. Further, in the event that, within twelve months following a change of control, a named executive officer’s employment is terminated or his position is eliminated or he experiences a material negative change in his compensation or responsibilities or he is required to be based at a location more than 50 miles from his current work location, any remaining unvested options or other equity-based awards granted under the 2001 Stock Option Plan or the Third Amended and Restated 2005 Incentive Award Plan shall become fully vested. “Change of control” means any of the following: (i) certain transactions or series of transactions in which a third party directly or indirectly acquires more than 50% of the total combined voting power of our securities (other than through registered public offerings, employee benefit plans and transactions with affiliates); (ii) over a two year period, our directors who were nominated by our stockholders or elected by our board cease to constitute a majority of our board; (iii) a merger, consolidation, reorganization, business combination, sale or other disposition of all or substantially all of our assets or the acquisition of assets or stock of another entity, in which our voting securities outstanding immediately before the transaction cease to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, or after which a person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group shall be deemed to beneficially own 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction; or (iv) our stockholder’s approval of a liquidation or dissolution. In the case of those named executive officers who have entered into employment agreements with one of our subsidiaries rather than with the parent company, “change of control” also means the occurrence of any of the above with respect to such subsidiary.

•	Each named executive officer other than Ms. Herrera and Mr. Furcolo is entitled to a “gross-up payment” that, on an after-tax basis, is equal to the taxes imposed on the severance payment under the named executive officer’s employment agreement in the event any payment or benefit to the named executive officer is considered an “excess parachute payment” and subject to an excise tax imposed by Section 4999 of the Internal Revenue Code. In 2010 the Compensation Committee approved a change for all future executives providing that such executives would not receive this tax gross-up payment. Consequently, Mr. Furcolo, who entered into his employment agreement in 2011, is not entitled to the gross-up. Additionally, although Ms. Herrera was entitled to the gross-up pursuant to her employment agreement prior to her departure from the company in 2011, her new employment agreement upon her return does not include the gross-up.

Mr. Sundaram’s employment agreement contains the following additional provisions:

•	Eligibility to receive additional compensation payable in the form of a note based on the fiscal performance of certain data products. The note, when and if issued, accrued interest monthly and was paid in full on June 30, 2010.

•	A separate Unfair Competition and Nonsolicitation Agreement in which he agreed not to solicit from or compete with our ALG business for a period of ten years from May 25, 2005. On October 1, 2011, we sold our ALG business to a third party.

48

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column a) (c)

Equity compensation plans approved by stockholders
Stock option plans (1)	5,339,900	$16.83	2,611,362
2005 Employee Stock Purchase Plan	—	N/A	1,138,212
Equity compensation plans not approved by stockholders	—	—	—

Total	5,339,900	$16.83	3,749,574

(1)	Consists of the 2001 Stock Option Plan and the Third Amended and Restated 2005 Incentive Award Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of our common stock as of March 15, 2012 for: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each named executive officer and (iv) all directors and current executive officers as a group. Unless otherwise indicated, the address for those listed below is c/o DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Number of Shares	Percent
Shares	Beneficially Owned	Owned

Mark F. O’Neil (1)	1,127,170	2.61%
Eric D. Jacobs (2)	243,928	*
Raj Sundaram (3)	207,211	*
Rick Von Pusch (4)	193,690	*
Richard McLeer (5)	122,623	*
Ana Herrera	21,882	*
James Foy (6)	58,386	*
Mary Cirillo-Goldberg (7)	113,410	*
Ann B. Lane (8)	63,826	*
John J. McDonnell, Jr. (9)	64,825	*
James David Power III (10)	100,076	*
Howard L. Tischler (11)	85,826	*
Barry Zwarenstein (12)	62,951	*
All current directors and current executive officers as a group (14 persons)(13)	2,469,381	5.59%

Kornitzer Capital Management, Inc. (14)	3,883,418	9.18%
Waddell & Reed Financial, Inc. (15)	3,354,464	7.93%
BlackRock Inc. (16)	2,990,038	7.07%
The Bank of New York Mellon Corporation (17)	2,482,327	5.87%
D.F. Dent & Company, Inc. (18)	2,306,402	5.45%
AllianceBernstein LP (19)	2,253,618	5.33%
Wasatch Advisors, Inc. (20)	2,213,706	5.23%
The Vanguard Group, Inc. (21)	2,174,825	5.14%

*	Indicates less than 1%

(1)	Includes 955,483 shares which Mr. O’Neil has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options. Also includes (i) 583 shares held by Monique O’Neil, Mr. O’Neil’s wife; (ii) 21,959 shares held by The Monique O’Neil 2008 Qualified Grantor Retained Annuity Trust; (iii) 13,166 shares held by The Monique O’Neil 2009 Qualified Grantor Retained Annuity Trust and (iv) 4,875 shares held by the 2005 Monique O’Neil Qualified Grantor Retained Annuity Trust. Ms. O’Neil is the trustee of each of these trusts.

(2)	Includes 231,644 shares which Mr. Jacobs has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options.

(3)	Includes 176,891 shares which Mr. Sundaram has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options.

(4)	Includes 161,887 shares which Mr. Von Pusch has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options.

(5)	Includes 114,813 shares which Mr. McLeer has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options.

(6)	Includes 30,000 shares which Mr. Foy has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options and 6,139 restricted stock units.

50

(7)	Includes 56,250 shares which Ms. Cirillo-Goldberg has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options and 6,139 restricted stock units.

(8)	Includes 30,000 shares which Ms. Lane has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options and 6,139 restricted stock units.

(9)	Includes 10,000 shares which Mr. McDonnell has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options and 6,139 restricted stock units.

(10)	Includes 56,250 shares which Mr. Power has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options and 6,139 restricted stock units.

(11)	Includes 40,000 shares which Mr. Tischler has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options and 6,139 restricted stock units.

(12)	Includes 30,000 shares which Mr. Zwarenstein has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options and 6,139 restricted stock units.

(13)	Includes 1,895,062 shares which this group has the right to acquire within 60 days after March 15, 2012 upon the exercise of stock options and 42,973 restricted stock units.

(14)	The shares shown as beneficially owned by Kornitzer Capital Management, Inc. and related entities were reported in its Schedule 13G/A filed with the SEC on January 20, 2012. Its address is 5420 West 61st Place, Shawnee Mission, KS 66205.

(15)	The shares shown as beneficially owned by Waddell & Reed Financial, Inc. were reported in its Schedule 13G/A filed with the SEC on February 14, 2012. Its address is 6300 Lamar Avenue, Overland Park, KS 66202.

(16)	The shares shown as beneficially owned by BlackRock, Inc. and related entities were reported in its Schedule 13G/A filed with the SEC on February 13, 2012. Its address is 40 East 52nd Street, New York, NY 10022.

(17)	The shares shown as beneficially owned by The Bank of New York Mellon Corporation and related entities were reported in its Schedule 13G/A filed with the SEC on January 30, 2012. Its address is c/o The Bank of New York Mellon Corporation, One Wall Street, 31st Floor, New York, NY 10286.

(18)	The shares shown as beneficially owned by D.F. Dent & Company, Inc. were reported in its Schedule 13G/A filed with the SEC on February 22, 2012. Its address is 2 East Read Street, 6th Floor, Baltimore, MD 21202.

(19)	The shares shown as beneficially owned by AllianceBernstein LP were reported in its Schedule 13G filed with the SEC on February 13, 2012. Its address is 1345 Avenue of the Americas, New York, NY 10105.

(20)	The shares shown as beneficially owned by Wasatch Advisors, Inc. and related entities were reported in its Schedule 13G/A filed with the SEC on February 14, 2012. Its address is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(21)	The shares shown as beneficially owned by The Vanguard Group, Inc. were reported in its Schedule 13G filed with the SEC on February 8, 2012. Its address is 100 Vanguard Blvd., Malvern, PA 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of either class of our common stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that during the period from January 1, 2011 through December 31, 2011 all reports were timely filed.

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CERTAIN RELATIONSHIPS AND TRANSACTIONS

In accordance with its written charter, the Audit Committee, which is comprised solely of independent directors, is responsible for reviewing all related party transactions for potential conflict of interest situations on an ongoing basis. The approval of the Audit Committee is required for all such transactions. The term “related party transactions” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Registration Rights

We are party to a Fourth Amended and Restated Registration Rights Agreement, dated March 19, 2003, among ACF Investment Corp., ADP, Inc., Capital One Auto Finance, Inc., DJR US, LLC, (formerly known as Automotive Lease Guide (alg), LLC), First American Credit Management Solutions, Inc., GRP II, L.P., GRP II Investors, L.P., GRP II Partners, L.P., J.P. Morgan Partners, Wells Fargo Financial, Inc., Wells Fargo Small Business Investment Company, Inc., WFS Web Investments, Janet Clarke, Robert J. Cox III, Mary Cirillo-Goldberg and Mark F. O’Neil which provides for:

•	An unlimited number of piggyback registrations pursuant to which we are required to register sales of a holder’s shares under the Securities Act when we undertake a public offering either on our own behalf or on behalf of another stockholder, subject to the discretion of the managing underwriter of the offering to decrease the amount that holders may register, with priority given, in the case of a public offering undertaken on our own behalf, first to the shares to be sold by us, then to shares to be sold by the holders exercising these piggyback registration rights and then to all other shares and, in the case of a public offering on behalf of another stockholder, first to the shares to be sold by such stockholder, then to shares to be sold by us, and then to all other shares;

•	Two demand registrations pursuant to which we are required to register sales of a holder’s shares under the Securities Act that would result in aggregate net proceeds of at least $30,000,000, subject to certain rights to delay up to 180 days the filing or effectiveness of any such registration statements; and

•	One registration on Form S-3 (or equivalent short-form registration statement) per year pursuant to which we are required to register sales of a holder’s shares under the Securities Act, subject to the aggregate market value (at the time of a holder’s request) of the shares registered by such holder being no less than $5,000,000.

Generally, we have agreed to pay all expenses of any registration pursuant to the registration rights agreement, except that underwriters’ discounts and commissions shall be borne pro rata by the parties selling shares pursuant to the applicable registration statement.

MISCELLANEOUS

 SOLICITATION OF PROXIES

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we have retained Georgeson Inc. to act as a proxy solicitor in conjunction with the meeting. We have agreed to pay that firm $7,500 plus reasonable out of pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR OUR 2013 ANNUAL MEETING

If you want to make a proposal for consideration at next year’s annual meeting and have it included in our proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, we must receive your proposal by[ ], 2012 and the proposal must comply with the rules of the SEC.

We have an advance notice provision in our bylaws for stockholder business or nominations to be presented at meetings of our stockholders. If you want to make a proposal for stockholder business at next year’s annual meeting, or if you wish to nominate a person for election as a director, we must receive notice of your proposal or nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting in accordance with our bylaws. However, in the event that the date of next year’s annual meeting is more than 30 days before or more than 70 days after the first anniversary date of the preceding year’s annual meeting, you must deliver that notice not earlier than the close of business on the 120th day prior to next year’s annual meeting and not later than the close of business on the later of the 90th day prior to next year’s annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. In the event that the number of directors to be elected to our board of directors at next year’s annual meeting is increased and there is no public announcement by us naming the nominees for the additional directorships at least 100 days’ prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice with respect to nominees for the additional directorships must be delivered not later than the close of business on the 10th day following the day on which we publicly announce the nominees for the additional directorships.

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If we do not receive your proposal by the appropriate deadline, then it may not be brought before the 2013 annual meeting.

Proposals should be addressed to the Secretary, DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042.

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ANNUAL REPORT

Our Annual Report for the year ended December 31, 2011 has been mailed to our stockholders of record and is not part of this Proxy Statement.

Upon written request of any person solicited, our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC may be obtained, without charge, by writing to Investor Relations, DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042.

THE BOARD OF DIRECTORS

DEALERTRACK HOLDINGS, INC.

Gary N. Papilsky

Secretary

Lake Success, New York

[      ], 2012

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Annex A

FOURTH AMENDED AND RESTATED

DEALERTRACK HOLDINGS, INC.

2005 INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of this Fourth Amended and Restated DealerTrack Holdings, Inc. 2005 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of DealerTrack Holdings, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1           “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right, a Performance Share award, a Performance Stock Unit award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2           “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3           “Board” means the Board of Directors of the Company.

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2.4           “Cause” shall, unless otherwise specifically provided in any applicable Award Agreement, mean with respect to any Participant: (a) the Participant’s commission of an act of fraud or embezzlement upon the Company or any of its affiliates; (b) the Participant’s commission of any willful act intended to injure the reputation, business, or any business relationship of the Company or any of its affiliates; (c) the Participant is found by a court of competent jurisdiction to have committed a felony; (d) the refusal or failure of the Participant to perform the Participant’s duties with the Company or any of its affiliates, as applicable, in a competent and professional manner that is not cured by the Participant within ten (10) business days after a written demand therefor is delivered to the Participant by the Company or applicable affiliate which specifically identifies the manner in which the Company or applicable affiliate believes that the Participant has not substantially performed the Participant’s duties; provided, that if the Company or applicable affiliate, in good faith, determines that the refusal or failure by the participant is egregious in nature or is not susceptible of cure, then no such cure period shall be required; or (e) the refusal or failure of the Participant to comply with any of his material obligations under any Award Agreement or any applicable employment agreement between the Company, or an affiliate, and the Participant that is not cured by the Participant within ten (10) business days after a written demand therefor is delivered to the Participant by the Company or the applicable affiliate which specifically identifies the manner in which the Company or the applicable affiliate believes the Participant has materially breached the Award Agreement or employment agreement; provided, that if the Company or the applicable affiliate, in good faith, determines that the refusal or failure by the Participant is egregious in nature or is not susceptible of cure, then no such cure period shall be required.

2.5           “Change in Control” means and includes each of the following:

(a)          A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)          During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)          The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)          Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

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(ii)         After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)          The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6           “Code” means the Internal Revenue Code of 1986, as amended.

2.7           “Committee” means the committee of the Board described in Article 12.

2.8           “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.9           “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10         “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.4.

2.11         “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12          “Effective Date” shall have the meaning set forth in Section 13.1.

2.13         “Eligible Individual” means any person who is an Employee, a Consultant or a member of the Board, as determined by the Committee.

2.14         “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.15         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16         “Fair Market Value” means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal for such date, or if there is no closing price for the Stock on the date in question, then the Fair Market Value shall be the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

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2.17         “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.18         “Independent Director” means a member of the Board who is not an Employee of the Company.

2.19         “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Board.

2.20         “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.21         “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.22         “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.23         “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Article 9, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.24         “Performance Bonus Award” has the meaning set forth in Section 8.6.

2.25         “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited, to the Company or a unit, division, group, subsidiary or plan of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), economic value-added, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow, or cash net income), cash net income, return on capital, return on assets, return on stockholders’ equity, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, price per share of Stock, market share, number of customers and market capitalization, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

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2.26         “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.27         “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations but may not be shorter than one year in length, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.28         “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.29         “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.30         “Prior Plan” means the DealerTrack Holdings, Inc. 2001 Stock Option Plan, effective as of August 10, 2001, as such plan may be amended from time to time.

2.31         “Plan” means this Amended and Restated DealerTrack Holdings, Inc. 2005 Incentive Award Plan, as it may be further amended from time to time.

2.32         “Public Trading Date” means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.33         “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34         “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.35         “Restricted Stock Unit” means an Award granted pursuant to Section 8.5.

2.36         “Securities Act” shall mean the Securities Act of 1933, as amended.

2.37         “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.38         “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

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2.39         “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.3.

2.40         “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1           Number of Shares.

(a)          Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is increased from 10,889,700, to 13,189,700; provided however, no more than 4,000,000 shares of Stock may be delivered upon the exercise of Incentive Stock Options.

(b)          To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not be available for the grant of an Award pursuant to the Plan. In addition, upon the exercise of any SAR for shares of Stock, the gross number of shares exercised shall be deducted from the total number of shares of Stock available for future issuance under the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2           Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3           Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company shall be 750,000. The maximum amount payable with respect to Performance Bonus Awards to a Covered Employee during any fiscal year of the Company shall be $3,000,000. Shares of Stock issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the share limit set forth in Section 3.1 as 1.53 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Stock is granted under this Plan, 153 shares shall be charged against the share limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

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ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1           Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2           Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3           Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5

STOCK OPTIONS

5.1           General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)          Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b)          Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed seven years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

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(c)          Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) except with respect to Incentive Stock Options, shares of Stock issuable to the Option holder upon exercise of the Option, with a Fair Market Value on the date of the Option exercise equal to the aggregate Option exercise price of the shares with respect to which such Option or portion thereof is thereby exercised, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale. The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d)          Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2           Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a)          Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i)          Seven years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii)         Three months after the Participant’s termination of employment as an Employee; and

(iii)        One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b)          Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

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(c)          Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)          Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e)          Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(f)          Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(g)          Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3           Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a)          Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b)          Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c)          Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1           Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

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6.2           Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise (including, without limitation, pursuant to the satisfaction or time-vesting requirements, performance vesting requirements, or both), as the Committee determines at the time of the grant of the Award or thereafter. With regard to Restricted Stock granted to employees, any time-based vesting shall be over a minimum period of three years and any performance vesting shall be over a minimum period of one year.

6.3           Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4           Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1           Grant of Stock Appreciation Rights.

(a)          A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement. In no event shall the term of any Stock Appreciation Right granted under the Plan exceed seven years.

(b)          A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2           Payment and Limitations on Exercise. Payment of the amounts determined under Sections 7.1(b) above shall be in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) and shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

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ARTICLE 8

OTHER TYPES OF AWARDS

8.1           Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2           Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3           Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.4           Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.5           Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

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8.6           Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.7           Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.8           Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.9           Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.10         Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.11         Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1           Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

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9.2           Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3           Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4           Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5           Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

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ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1         Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2         Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3         Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4         Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

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10.5         Stock Certificates; Book Entry Procedures.

(a)          Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b)          Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6         Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.7         Limitations on Payments to Specified Employees. In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, including any grants of Deferred Stock awards, Restricted Stock Unit awards, or Performance Stock Unit awards, any payment to a “specified employee” within the meaning of Section 409A of the Code on account of separation of service of such specified employee shall be made no earlier than six months and a day after such specified employee’s separation from service or the date of such specified employee’s death, if earlier.

ARTICLE 11

changes in capital structure

11.1         Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

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11.2         Change in Control. In the event of any transaction or event described in Section 2.5(a), (c) or (d) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)          To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)         To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)        To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)        To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)         To provide that the Award cannot vest, be exercised or become payable after such event.

11.3         Acceleration Upon a Change in Control. Notwithstanding Section 11.2, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

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11.4         Outstanding Awards – Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

11.5         Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.6         No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1         Committee. The Plan shall be administered by the Compensation Committee of the Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Compensation Committee. The Committee shall consist solely of two or more members of the Board each of whom is (a) an “outside director,” within the meaning of Section 162(m) of the Code, (b) a Non-Employee Director and (c) an “independent director” under the rules of NASDAQ (or other principal securities market on which shares of Stock are traded). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2         Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

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12.3         Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)          Designate Participants to receive Awards;

(b)          Determine the type or types of Awards to be granted to each Participant;

(c)          Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)          Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e)          Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)          Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)          Decide all other matters that must be determined in connection with an Award;

(h)          Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)          Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)          Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4         Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5         Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

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ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1         Effective Date. The Plan became effective as of the date the Plan was approved by the Company’s stockholders (the “Effective Date”) and the amended and restated Plan will become effective as of the date the amended and restated Plan is approved by the Company’s stockholders. The amended and restated Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

13.2         Expiration Date. The amended and restated Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the date the amended and restated Plan is approved by the Committee. Any Awards that are outstanding on the tenth anniversary of such date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1         Amendment, Modification, and Termination. Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Award beyond seven years from the date of grant or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2         Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

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ARTICLE 15

GENERAL PROVISIONS

15.1         No Rights to Awards. No Eligible Individual, Participant, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2         No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3         Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4         No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5         Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6         Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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15.7         Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8         Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9         Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10         Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11         Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12         Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13         Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14         Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

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EXHIBIT I

FORM OF PROXY

PROXY

DEALERTRACK HOLDINGS, INC.

1111 Marcus Avenue, Suite M04

Lake Success, NY 11042

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eric D. Jacobs and Gary N. Papilsky, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of DealerTrack Holdings, Inc., a Delaware corporation (“DealerTrack”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of DealerTrack to be held on June 20, 2012, at 10:00 a.m. (local time) at DealerTrack Corporate Headquarters, 1111 Marcus Avenue, Suite M04, Lake Success, New York 11042 (the “Annual Meeting”).

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Vote by Internet:

1. Log on to the Internet and go to www.proxyvote.com

2. Follow the steps outlined on the secure website.

[Continued and to be dated and signed on reverse side.]

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

DEALERTRACK HOLDINGS, INC.

June 20, 2012

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

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â      If you have not voted via the Internet, fold along perforated line, detach and return the bottom portion in the envelope provided.      â

■ 20230303000000000000 8	060308

THE DEALERTRACK BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE ☒

1.	To elect three members to the board of directors for three-year terms as Class I Directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are elected

NOMINEES:

☐	FOR ALL NOMINEES	¡ ¡ ¡	James Foy James David Power III Howard L. Tischler
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “ FOR ALL EXCEPT ” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN

2.	To ratify the selection of PricewaterhouseCoopers LLP as DealerTrack’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

3.	To approve the compensation of each executive officer, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC.	☐	☐	☐

4.	To amend and restate the 2005 Restated and Amended Incentive Award Plan.	☐	☐	☐

5.	To amend the Fifth Amended and Restated Certificate of Incorporation to change the name of “DealerTrack Holdings, Inc.” to “Dealertrack Technologies, Inc.”	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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